LOAN AGREEMENT

         This LOAN AGREEMENT, dated as of April 21, 2000, is between CHAMPPS OPERATING CORPORATION, a Minnesota corporation ("Borrower"), and FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA").

                             PRELIMINARY STATEMENT:

         Borrower desires to borrow up to $14,080,000 from FINOVA, which amount shall be used (i) to reimburse Borrower for the Financeable Costs incurred in developing the Owned Store and (ii) to consummate the Acquisitions. FINOVA has agreed to make the Loans upon the terms and subject to the conditions set forth herein.
         NOW, THEREFORE, it is agreed as follows:

                                    ARTICLE I

                         DEFINITIONS AND DETERMINATIONS

         1.1 Definitions. As used in this Loan Agreement and in the other Loan Instruments, unless otherwise expressly indicated herein or therein, the following terms shall have the following meanings (such meanings to be applicable equally to both the singular and plural forms of the terms defined):

         Acceleration Date: as defined in subsection 2.6.4.

         Accountants: Arthur Andersen, LLP or any other independent certified public accounting firm selected by Borrower and reasonably satisfactory to FINOVA.

         Accounting Changes:  as defined in Section 1.3.

         Acquisitions: collectively, the Eden Prairie Acquisition and the Minnetonka Acquisition.

         Acquisition Instruments: collectively, the Eden Prairie Acquisition Instruments and the Minnetonka Acquisition Instruments.

         ADA: the Americans with Disabilities Act of 1990, as amended, any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

         Additional Sums:  as defined in subsection 2.2.4.

         Affiliate: any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with another Person. The term "control" means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or equity interests, by contract or otherwise. For
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         the purposes hereof any Person which owns or controls, directly or indirectly, 10% or more of the securities or equity interests, as applicable, whether voting or non-voting, of any other Person shall be deemed to "control" such Person.

         Bankruptcy Code: the United States Bankruptcy Code, any successor statute thereto, and the rules, regulations and legally binding policies promulgated thereunder, as amended and in effect from time to time.

         Basic Financial Statements:  as defined in subsection 6.3.2.

         Borrower:  as defined in the Preamble to this Loan Agreement.

         Borrower Capital Stock:  as defined in subsection 5.3.1.

         Borrower Fixed Charge Coverage Ratio: for any period, the ratio of (i) the Cash Flow of Borrower for such period less, to the extent capitalized, all Non-Financed Capital Expenditures of Borrower and its Subsidiaries for such period to (ii) Borrower Fixed Charges for such period.

         Borrower Fixed Charges: during any period as applicable, the sum of (i) all payments of principal, interest, premiums, loan fees and other charges with respect to Indebtedness for Borrowed Money made or required to be made by Borrower and its Subsidiaries during such period plus (ii) rent expense paid or accrued under all Operating Leases of Borrower and its Subsidiaries during such period, including all Leases and all equipment leases of Borrower and its Subsidiaries which are not Capitalized Leases.

         Borrower's Obligations: (i) any and all Indebtedness due or to become due, now existing or hereafter arising, of Borrower to FINOVA pursuant to the terms of this Loan Agreement or any other Loan Instrument, including, without limitation, the Loan Fees, and (ii) the performance of the covenants of Borrower contained in the Loan Instruments.

         Business Day: any day other than a Saturday, Sunday or other day on which banks in Phoenix, Arizona or New York, New York are required to close.

         Capital Expenditures: payments that are made or liabilities that are incurred by a Person for the lease, purchase, improvement, construction or use of any Property, the value or cost of which under GAAP is required to be capitalized and appears on such Person's balance sheet in the category of property, plant, equipment or leasehold improvements, without regard to the manner in which such payments or the instruments pursuant to which they are made are characterized, and shall include, without limitation, payments for or liabilities incurred with respect to the installment purchase of Property and payments under Capitalized Leases.

         Capitalized Lease: any lease of Property, the obligations for the rental of which are required to be capitalized in accordance with GAAP.

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         Cash Flow:  for any period, the consolidated net income of Borrower or
         Guarantor, as applicable, for such period:

                  (i) plus the sum of the following (without duplication), to the extent deducted in determining such net income for such period:

                                    (A) losses from sales, exchanges and other
                           dispositions of Property, and other extraordinary and non-recurring losses, in each case not in the ordinary course of business;

                                    (B) interest, fees and other charges paid or
                           accrued on Indebtedness, including, without limitation, interest on Capitalized Leases that is imputed in accordance with GAAP;

                                    (C)     income taxes which are accrued, but
                           not paid;

                                    (D)     depreciation,  amortization  and all
                           other non-cash items deducted in determining such net income; and

                                    (E) rent expense paid or accrued under all
                           Operating Leases during such period, including all Leases and all equipment leases which are not Capitalized Leases; and

                  (ii) minus the sum of the following (without duplication), to the extent included in determining such net income for such period:

                                    (A) gains from sales, exchanges and other
                           dispositions of Property, and other extraordinary and non-recurring gains, in each case not in the ordinary course of business;

                                    (B)     proceeds of any insurance other than
                           business interruption insurance; and

                                    (C) any other non-cash item included in
                           determining such net income.

         Closing Date: with respect to (i) Term Loan A, the Term Loan A Closing Date, (ii) Term Loan B, the Term Loan B Closing Date and (iii) Term Loan C, the Term Loan C Closing Date.

         Code: the Internal Revenue Code of 1986, any successor statute thereto, and the rules, regulations and legally binding policies promulgated thereunder, as amended and in effect from time to time.

         Collateral: (i) all existing and after-acquired Property of Borrower related to the Collateral Stores, including, without limitation, all furniture, fixtures, equipment and inventory located at the Collateral Stores, and (ii) all proceeds of the foregoing.

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         Collateral Stores: as of the (i) Term Loan A Closing Date, the Owned
         Store, (ii) Term Loan B Closing Date, the Owned Store and the Eden Prairie Leased Store and, if the Term Loan C Closing Date has occurred, the Minnetonka Leased Store, (iii) Term Loan C Closing Date, the Owned Store and the Minnetonka Leased Store and, if the Term Loan B Closing Date has occurred, the Eden Prairie Leased Store and (ii) at any time after the later to occur of the Term Loan B Closing Date and the Term Loan C Closing Date, any Initial Store which has not been replaced by a Substitute Store and each Substitute Store which has not been replaced by a Substitute Store.

         Compliance Certificate: a compliance certificate executed by Borrower in the form of Exhibit 1.1(A) attached hereto.

         Default Rate: with respect to any portion of the Principal Balance, the applicable per annum rate of interest payable on such portion pursuant to subsection 2.2.1 plus 5.0%.

         Default Rate Period: a period of time commencing on the date an Event of Default has occurred and ending on the date that such Event of Default is cured or waived.

         Eden Prairie Acquisition: the acquisition by Borrower of the assets of the Eden Prairie Leased Store and the assumption by Borrower of the Eden Prairie Lease pursuant to the terms and conditions of the Eden Prairie Acquisition Instruments.

         Eden Prairie Acquisition Agreement: Asset Purchase Agreement dated as of April 6, 2000, as amended April 20, 2000 between the Eden Prairie Seller (as seller) and Borrower (as buyer) relating to the Eden Prairie Leased Store.

         Eden Prairie Acquisition Instruments: the Eden Prairie Acquisition Agreement and all documents, instruments and agreements executed by or delivered to the Eden Prairie Seller in connection therewith.

         Eden Prairie Lease:   the Lease of the Eden Prairie Leased Store
         assumed by Borrower pursuant to the terms and conditions of the Eden Prairie Acquisition Instruments.

         Eden Prairie Leased Store:   the Leased Store located at 8010 Glen
         Lane, Eden Prairie, Minnesota.

         Eden Prairie Seller: Prairie Restaurant Group, Inc., a Minnesota corporation.

         Employee Benefit Plan: any employee benefit plan within the meaning of
         Section 3(3) of ERISA which (i) is maintained for employees of Borrower or any of its ERISA Affiliates or (ii) has at any time within the preceding six years been maintained for the employees of Borrower or any of its current or former ERISA Affiliates.

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         Environmental Certificate:  Environmental Certificate and Indemnity
         Agreement executed by Borrower in favor of FINOVA.

         Environmental Laws: any and all federal, state and local laws that relate to or impose liability or standards of conduct concerning public or occupational health and safety or protection of the environment, as now or hereafter in effect and as have been or hereafter may be amended or reauthorized, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss.9601 et seq.), the Hazardous

          Materials Transportation Act (42 U.S.C.ss.1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.ss.1251 et seq.), the Toxic Substances Control Act (15 U.S.C.ss.2601 et seq.), the Clean Air Act (42 U.S.C.ss.7901 et seq.), the National Environmental Policy Act (42 U.S.C. ss.4231, et seq.), the Refuse Act (33 U.S.C.ss.407, et seq.), the Safe Drinking Water Act (42 U.S.C.ss.300(f) et seq.), the Occupational Safety and Health Act (29 U.S.C.ss.651 et seq.), and all rules, regulations, codes, ordinances and guidance documents promulgated or published thereunder, and the provisions of any licenses, permits, orders and decrees issued pursuant to any of the foregoing.

          ERISA: the Employee Retirement Income Security Act of 1974, and any successor statute thereto, and the rules, regulations and legally binding policies promulgated thereunder, as amended and in effect from time to time.

          ERISA Affiliate: any Person who is a member of a group which is under common control with Borrower, who together with Borrower is treated as a single employer within the meaning of Section 414(b), (c) and (m) of the Code.

          Event of  Default:  any of the Events of Default  set forth in Section
          8.1.

          Excess Interest:  as defined in subsection 2.2.4.

          Existing Indebtedness: all Indebtedness for Borrowed Money of Borrower secured by a Lien on any of the Collateral.

          Financeable Costs:  as defined in Exhibit 2.1.1.

          FINOVA:  as defined in the Preamble to this Loan Agreement.

          GAAP: generally accepted accounting principles as in effect from time to time, which shall include but shall not be limited to the official interpretations thereof by the Financial Accounting Standards Board or any successor thereto.

          Good Funds: United States Dollars available in Federal funds to FINOVA at or before 2:00 p.m., Scottsdale time, on a Business Day.

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          Governmental  Body: any foreign,  federal,  state,  municipal or other government,  or any department,  commission,  board,  bureau,  agency,
          public   authority  or   instrumentality   thereof  or  any  court  or
          arbitrator.

          Guaranty: a guaranty of Borrower's Obligations executed by Guarantor in favor of FINOVA.

          Guarantor: Champps Entertainment, Inc., a Delaware corporation.

          Guarantor Fixed Charge Coverage  Ratio:  for any period,  the ratio of
          (i) the Cash Flow of Guarantor for such period less, to the extent capitalized, all Non-Financed Capital Expenditures of Guarantor and its Subsidiaries for such period to (ii) Guarantor Fixed Charges for such period.

          Guarantor Fixed Charges:  during any period as applicable,  the sum of
          (i) all payments of principal, interest, premiums, loan fees and other charges with respect to Indebtedness for Borrowed Money made or required to be made by Guarantor and its Subsidiaries during such period plus (ii) rent expense paid or accrued under all Operating Leases of Guarantor and its Subsidiaries during such period, including all Leases and all equipment leases of Guarantor and its Subsidiaries which are not Capitalized Leases.

          Hazardous Materials: any hazardous, toxic, dangerous or other waste, substance or material defined as such in, regulated by or for purposes of any Environmental Law.

          Incipient Default: any event or condition which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

          Indebtedness: all liabilities, obligations and reserves, contingent or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet or would be required to be disclosed in a financial statement or the footnotes thereto, including, without duplication: (i) Indebtedness for Borrowed Money, (ii) obligations secured by any Lien upon Property, (iii) guaranties, letters of credit and other contingent obligations and (iv) liabilities in respect of unfunded vested benefits under any Pension Plan or in respect of withdrawal liabilities incurred under ERISA by Borrower, or Guarantor, as applicable, or any of its ERISA Affiliates to any Multiemployer Plan.

          Indebtedness for Borrowed Money: without duplication, all Indebtedness
          (i) in respect of money borrowed, (ii) evidenced by a note, debenture or other like written obligation to pay money (including, without limitation, in the case of Borrower, all of Borrower's Obligations),
          (iii) in respect of rent or hire of Property under Capitalized Leases or for the deferred purchase price of Property, (iv) in respect of obligations under conditional sales or other title retention agreements and (v) all guaranties of any or all of the foregoing.

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          Initial Stores: the Owned Store, the Eden Prairie Leased Store and the
          Minnetonka Leased Store.

          Landlord: a lessor under a Lease.

          Landlord's   Waiver:  a  landlord's   waiver  in  form  and  substance
          satisfactory to FINOVA.

          Lease: any lease of real estate under which Borrower is the lessee or sublessee.

          Leased Store: any Collateral Store which is the subject of a Lease.

          Leased Store Lease: a Lease of a Leased Store.

          Lease Expiration: as defined in subsection 2.6.4(a).

          Leasehold Property: any real estate which is the subject of a Lease.

          Licenses: all licenses (including liquor licenses, if any), permits, consents, approvals and authority issued by any Governmental Body in connection with the operation of the Collateral Stores.

          Lien: any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement.

          Loans:  collectively,  Term  Loan A, Term Loan B and Term Loan C. Loan
          Agreement: this Loan Agreement and any amendments or supplements hereto.

          Loan Fees: the fees payable to FINOVA pursuant to Section 2.5.

          Loan Instruments:

                  (i)      Loan Agreement;

                  (ii)     Notes;

                  (iii)    Guaranty;

                  (iv)     Security Agreement;

                  (v)      Mortgage;

                  (vi)     Solvency Certificates;

                  (vii)    Environmental Certificate;

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                  (viii)   Notices of Borrowing/Disbursement Requests;

                  (ix) such Uniform Commercial Code financing statements as FINOVA may require in order to perfect the Security Interests; and

                  (x) such other instruments and documents as FINOVA reasonably may require in connection with the transactions contemplated by this Loan Agreement.

          Make-Whole Premium: as defined in subsection 2.6.6.

          Mandatory Prepayment Amount: as defined in subsection 2.6.4(a).

          Mandatory Prepayment Date: as defined in subsection 2.6.4(a).

          Mandatory Prepayment Event: as defined in subsection 2.6.4(a).

          Material Adverse Effect: (i) a material adverse effect upon the business, operations, Property, profits or condition (financial or otherwise) of Borrower or Guarantor, as the case may be, or of any of the Collateral Stores, (ii) a material adverse effect upon the validity, enforceability or priority of the Security Interests or
          (iii) a material impairment of the ability of any Obligor to perform its obligations under any Loan Instrument to which it is a party or of FINOVA to enforce or collect any of Borrower's Obligations.

          Maturity Date: the earlier to occur of (i) May 1, 2010 and (ii) the date Borrower's Obligations are accelerated pursuant to Section 8.2.

          Maximum Rate: as defined in subsection 2.2.4.

          Minnetonka Acquisition: the acquisition by Borrower of the assets of the Minnetonka Leased Store and the assumption by Borrower of the Minnetonka Lease pursuant to the terms and conditions of the Minnetonka Acquisition Instruments.

          Minnetonka Acquisition Agreement: Asset Purchase Agreement dated as of April 6, 2000, as amended April 20, 2000 between the Minnetonka Seller (as seller) and Borrower (as buyer) relating to the Minnetonka Leased Store.

          Minnetonka   Acquisition   Instruments:   the  Minnetonka  Acquisition
          Agreement and all documents, instruments and agreements executed by or delivered to the Minnetonka Seller in connection therewith.

          Minnetonka Lease: the Lease of the Minnetonka Leased Store assumed by Borrower pursuant to the terms and conditions of the Minnetonka Acquisition Instruments.

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          Minnetonka  Leased  Store:  the Leased Store  located at 1641 Plymouth
          Road, Minnetonka, Minnesota.

          Minnetonka Seller: collectively, Dean P. Vlahos and Breagan Investment Group, Inc., a Minnesota corporation.

          Mortgage: a mortgage or deed of trust executed by Borrower in favor of FINOVA encumbering Borrower's right, title and interest in, to and under the Real Estate upon which the Owned Store is located.

          Multiemployer  Plan:  any  multiemployer  plan as defined  pursuant to
          Section 3(37) of ERISA to which Borrower or any of its ERISA Affiliates makes, or accrues an obligation to make contributions, or has made, or been obligated to make, contributions within the preceding six years.

          Non-Financed Capital Expenditures: for any period, the aggregate amount of all Capital Expenditures of Guarantor or any of its Subsidiaries, as applicable, not financed with the proceeds of Indebtedness for Borrowed Money.

          Notes: collectively, Term Note A, Term Note B and Term Note C.

          Notice   of   Borrowing/Disbursement    Request:    individually   and
          collectively, one or more notices of borrowing/disbursement requests executed by Borrower in favor of FINOVA.

          Obligor: any of the Obligors.

          Obligors: collectively, Borrower and Guarantor.

          Operating Agreements: all right-of-entry agreements, supply agreements, access agreements, advertising contracts, equipment leases, service contracts and similar agreements relating to the operation of the Collateral Stores, excluding the Leased Store Leases.

          Operating Lease: any lease which, under GAAP, is not required to be capitalized.

          Owned Store: that Store located at 2301 Fountain Square Drive, Lombard, Illinois.

          Pay-Off Letters: pay-off letters addressed to FINOVA from the holders of all Existing Indebtedness.

          PBGC: the Pension Benefit Guaranty Corporation or any Governmental Body succeeding to the functions thereof.

          Pension Plan: any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Part 3 of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code and which (i) is

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          maintained  for employees of Borrower or any of its ERISA  Affiliates, or (ii) has at any time within the preceding six years been maintained for the employees of Borrower or any of its current or former ERISA Affiliates.

          Permitted Liens: any of the following Liens:

                  (i)      the Security Interests;

                  (ii) Liens for taxes or assessments and similar charges, which either are (A) not delinquent or (B) being contested diligently and in good faith by appropriate proceedings, and as to which Borrower has set aside reserves on its books which are satisfactory to FINOVA;

                  (iii) statutory Liens, such as mechanic's, materialman's, warehouseman's, carrier's or other like Liens, incurred in good faith in the ordinary course of business, provided that the underlying obligations relating to such Liens are paid in the ordinary course of business, or are being contested diligently and in good faith by appropriate proceedings and as to which Borrower has set aside reserves on its books satisfactory to FINOVA, or the payment of which obligations are otherwise secured in a manner satisfactory to FINOVA;

                  (iv) zoning ordinances, easements, licenses, reservations, provisions, covenants, conditions, waivers or restrictions on the use of Property and other title exceptions, in each case, that are acceptable to FINOVA;

                  (v) Liens in respect of judgments or awards with respect to which no Event of Default would exist pursuant to subsection 8.1.6; and

                  (vi) Liens to secure payment of insurance premiums (A) to be paid in accordance with applicable laws in the ordinary course of business relating to payment of worker's compensation, or (B) that are required for the participation in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs.

          Permitted Prior Liens: any of the following Liens:

                  (i)      the  Permitted  Liens  described in clauses  (ii) and
                           (iii) of the definition of Permitted Liens that are accorded priority to the Security Interests by law; and

                  (ii)     the Permitted Liens described in clauses (iv) and
                           (vi) of the definition of Permitted Liens, subject to the limitations set forth therein.

          Person: any individual, firm, corporation, business enterprise, trust, association, joint venture, partnership, Governmental Body or other entity, whether acting in an individual, fiduciary or other capacity.

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          Principal Balance: the aggregate unpaid principal balance of the Loans or any specified portion thereof outstanding from time to time.

          Property: all types of real, personal or mixed property and all types of tangible or intangible property.

          Qualified Depository: a member bank of the Federal Reserve System having a combined capital and surplus of at least $100,000,000.

          Real Estate: any fee simple real estate now owned or hereafter acquired, beneficially or otherwise, by Borrower.

          Restaurant Business: the ownership and operation of restaurants, taverns, banquet centers, related commissary/catering services and ancillary activities. Securities Act: the Securities Act of 1933, the Securities Exchange Act of 1934, any successor statute thereto, and the rules, regulations and legally binding policies of the Securities Exchange Commission promulgated thereunder, as amended and in effect from time to time.

          Security  Agreement:   individually  and  collectively,  one  or  more
          security agreements executed by Borrower in favor of FINOVA.

          Security Interests: the Liens in the Collateral granted to FINOVA pursuant to the Security Agreement and any other document now or hereafter executed by any Obligor which purports to grant a Lien on the Property of such Obligor in favor of FINOVA to secure Borrower's Obligations.

          Solvency Certificate: individually and collectively, one or more solvency certificates executed by Borrower in favor of FINOVA.

          Stated Rate: as defined in subsection 2.2.4.

          Store: a Champps Americana restaurant owned and operated by Borrower.

          Store Cash Flow: for any period, with respect to any designated Store or Stores, the net income of Borrower derived from the operation of such Store or Stores for such period:

                  (i) plus the sum of the following (without duplication), to the extent deducted in determining such net income for such period and to the extent attributable to such Store or Stores for such period:

                                    (A) losses from sales, exchanges and other
                           dispositions of Property, and other extraordinary and non-recurring losses, in each case not in the ordinary course of business;

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                                    (B) interest, fees and other charges paid or
                           accrued on Indebtedness, including, without limitation, interest on Capitalized Leases that is imputed in accordance with GAAP;

                                    (C)     income taxes which are accrued, but
                           not paid;

                                    (D)     depreciation,  amortization  and all
                           other non-cash items deducted in determining such net income; and

                                    (E) rent expense paid or accrued under all
                           Operating Leases related to such Store or Stores, including the Lease(s) of such Store or Stores and all equipment leases which are not Capitalized Leases pertaining to equipment located at such Store or Stores; and

                  (ii) minus the sum of the following (without duplication), to the extent included in determining such net income for such period and to the extent attributable to such Store or Stores for such period:

                                    (A) gains from sales, exchanges and other
                           dispositions of Property, and other extraordinary and non-recurring gains, in each case not in the ordinary course of business;

                                    (B)     proceeds of any insurance other than
                           business interruption insurance; and

                                    (C) any other non-cash item included in
                           determining such net income.

          Store Fixed Charges: during any period with respect to any designated Store or Stores, as applicable, the sum of (i) all payments of principal, interest, premium, loan fees and other charges with respect to Indebtedness for Borrowed Money made or required to be made by Borrower which are allocable to such Store or Stores plus (ii) rent expense paid or accrued under all Operating Leases of Borrower related to such Store or Stores including the applicable Lease(s) of such Store or Stores and all equipment leases which are not Capitalized Leases pertaining to equipment located at such Store or Stores.

          Subsidiary: any corporation, general partnership, limited partnership, limited liability company, limited liability partnership or other entity with respect to which another Person owns or controls, directly or indirectly, such amount of outstanding shares or other equity interests of such corporation, general partnership, limited partnership, limited liability company, limited liability partnership or other entity as have at the time of any determination hereunder 50% or more of the ordinary voting power for the election of directors (or their equivalent under the laws of the jurisdiction of organization of such corporation, general partnership, limited partnership, limited liability company, limited liability partnership or other entity).

          Substitute Store: as defined in subsection 2.6.4(a).

          Substitution Conditions: as defined in subsection 2.6.4(a).

          Substitution Documents: as defined in subsection 2.6.4(a).

          Termination Event: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder; or (ii) the withdrawal of Borrower or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in
          Section 4001(a)(2); or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or (vii) the imposition of a lien pursuant to Section 412 of the Code or Section 302 of ERISA; or
          (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

          Term Loan A: the term loan to be made by FINOVA pursuant to Section 2.1.1.

          Term Loan A Closing: the disbursement of Term Loan A.

          Term Loan A Closing Date: the date the Term Loan A Closing occurs.

          Term Loan A Loan Year: a period of time from the Term Loan A Closing Date or any anniversary of the Term Loan A Closing Date to the immediately succeeding anniversary of the Term Loan A Closing Date.

          Term Loan B: the term loan to be made by FINOVA pursuant to Section 2.1.2.

          Term Loan B Closing: the disbursement of Term Loan B.

          Term Loan B Closing Date: the date the Term Loan B Closing occurs.

          Term Loan B Loan Year: a period of time from the Term Loan B Closing Date or any anniversary of the Term Loan B Closing Date to the immediately succeeding anniversary of the Term Loan B Closing Date.

          Term Loan C: the term loan to be made by FINOVA pursuant to Section 2.1.3.

          Term Loan C Closing: the disbursement of Term Loan C.

          Term Loan C Closing Date: the date the Term Loan C Closing occurs.

          Term Loan C Loan Year: a period of time from the Term Loan B Closing Date or any anniversary of the Term Loan B Closing Date to the immediately succeeding anniversary of the Term Loan B Closing Date.

          Term Note A: a promissory note in the principal amount of $5,000,000 executed and delivered by Borrower to FINOVA to evidence Term Loan A.

          Term Note B: a promissory note in the principal amount of $4,540,000 executed and delivered by Borrower to FINOVA to evidence Term Loan B.

          Term Note C: a promissory note in the principal amount of $4,540,000 executed and delivered by Borrower to FINOVA to evidence Term Loan C.

         1.2 Time Periods. In this Loan Agreement and the other Loan Instruments, in the computation of periods of time from a specified date to a later specified date, (i) the word "from" means "from and including," (ii) the words "to" and "until" each mean "to, but excluding" and (iii) the words "through," "end of" and "expiration" each mean "through and including." Unless otherwise specified, all references in this Loan Agreement and the other Loan Instruments to (i) a "month" shall be deemed to refer to a calendar month, (ii) a "quarter" shall be deemed to refer to a calendar quarter and (iii) a "year" shall be deemed to refer to a calendar year.

         1.3 Accounting Terms and Determinations. All accounting terms not specifically defined herein shall be construed, all accounting determinations hereunder shall be made and all financial statements required to be delivered pursuant hereto shall be prepared in accordance with GAAP as in effect at the time of such interpretation, determination or preparation, as applicable. In the event that any Accounting Changes (as hereinafter defined) occur and such changes result in a change in the method of calculation of financial covenants, standards or terms contained in this Loan Agreement, then Borrower and FINOVA agree to enter into negotiations to amend such provisions of this Loan Agreement so as to reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such Accounting Changes as if such Accounting Changes had not been made. For purposes hereof, "Accounting Changes" shall mean (i) changes in generally accepted accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto) or other appropriate authoritative body and (ii) changes in accounting principles as approved by the Accountants.

         1.4 References. All references in this Loan Agreement to "Article," "Section," "subsection," "subparagraph," "clause" or "Exhibit," unless otherwise indicated, shall be deemed to refer to an Article, Section, subsection, subparagraph, clause or Exhibit, as applicable, of this Loan Agreement.

         1.5 FINOVA's Discretion. Whenever the terms "satisfactory to FINOVA," "determined by FINOVA," "acceptable to FINOVA," "FINOVA shall elect," "FINOVA shall request," "at the option or election of FINOVA," or similar terms are used in the Loan Instruments, except as otherwise specifically provided therein, such terms shall mean satisfactory to, at the election or option of, determined by, acceptable to or requested by FINOVA, in its sole and unlimited discretion.

         1.6 Borrower's Knowledge. Any statements, representations or warranties in the Loan Instruments that are based upon the best knowledge of Borrower or an officer thereof shall be deemed to have been made after due inquiry by Borrower or an officer, as applicable, with respect to the matter in question.

                                   ARTICLE II

                           LOANS AND TERMS OF PAYMENT

         2.1      Loans.

                  2.1.1    Term Loan A.

                  (a) Amount. Term Loan A shall consist of a term loan from FINOVA to Borrower in the amount of $5,000,000.

                  (b) Disbursement. FINOVA shall disburse Term Loan A to or as directed by Borrower when all of the terms and conditions set forth in Sections 4.1 and 4.2 have been satisfied.

                  (c) Use of Proceeds. The proceeds of Term Loan A shall be used to reimburse Borrower for the Financeable Costs incurred in developing the Owned Store.

                  (d)      Term Note A.   Term Loan A shall be evidenced by
                  Term Note A.

                  (e) Reborrowing. Borrower shall not be entitled to reborrow any portion of Term Loan A which is repaid or prepaid.

                  2.1.2    Term Loan B.

                  (a) Amount. Term Loan B shall consist of a term loan from FINOVA to Borrower in the amount of $4,540,000.

                  (b) Disbursement. FINOVA shall disburse Term Loan B to or as directed by Borrower at any time on or prior to August 1, 2000 provided all of the terms and conditions set forth in Sections
                  4.1 and 4.3 have been satisfied.

                  (c) Use of Proceeds. The proceeds of Term Loan B shall be used to consummate the Eden Prairie Acquisition.

                  (d)      Term Note B.   Term Loan B shall be evidenced by Term
                  Note B.

                  (e) Reborrowing. Borrower shall not be entitled to reborrow any portion of Term Loan B which is repaid or prepaid.

                  2.1.3    Term Loan C.

                  (a) Amount. Term Loan C shall consist of a term loan from FINOVA to Borrower in the amount of $4,540,000.

                  (b) Disbursement. FINOVA shall disburse Term Loan C to or as directed by Borrower at any time on or prior to August 1, 2000 provided all of the terms and conditions set forth in Sections
                  4.1 and 4.4 have been satisfied.

                  (c) Use of Proceeds. The proceeds of Term Loan C shall be used to consummated the Minnetonka Acquisition.

                  (d)      Term Note C.   Term Loan C shall be evidenced by Term
                  Note C.

                  (e) Reborrowing. Borrower shall not be entitled to reborrow any portion of Term Loan C which is repaid or prepaid.

         2.2      Interest.

                  2.2.1 Interest Rate. Except as provided in subsection 2.2.2:

                  (a) Term Loan A. The Principal Balance of Term Loan A shall bear interest at a fixed rate per annum equal to 10.23%.

                  (b) Term Loan B. The Principal Balance of Term Loan B shall bear interest at a fixed rate per annum equal to the yield on the 11.75% February 5, 2010 U.S. Treasury Note/Bond as published in The Wall Street Journal on the Friday before the Term Loan B Closing Date plus 3.75% per annum.

                  (c) Term Loan C. The Principal Balance of Term Loan C shall bear interest at a fixed rate per annum equal to the yield on the 11.75% February 5, 2010 U.S. Treasury Note/Bond as published in The Wall Street Journal on the Friday before the Term Loan C Closing Date plus 3.75% per annum.

                  2.2.2 Default Rate. During a Default Rate Period, the Principal Balance shall bear interest at the applicable Default Rate.

                  2.2.3 Interest Computation. Interest shall be computed on the basis of a year consisting of 360 days and charged for the actual number of days during the period for which interest is being charged. In computing interest, the date of funding of a Loan shall be included and the date of payment shall be excluded.

                  2.2.4 Maximum Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Instrument, FINOVA shall not collect a rate of interest on any obligation or liability due and owing by

Borrower to FINOVA in excess of the maximum contract rate of interest permitted by applicable law ("Excess Interest"). All fees, charges, goods, things in action or any other sums or things of value (other than items (a), (b) and (c) below) paid or payable by Borrower (collectively, the "Additional Sums"), whether pursuant to the Notes, this Loan Agreement, the other Loan Instruments or any other document or instrument in any way pertaining to the Loans, that, under the laws of the State of Arizona, may be deemed to be interest with respect to the Loans, for the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to the Loans shall be payable by Borrower and shall be deemed to be additional interest, and for such purposes only, the agreed upon and "contracted for rate of interest" with respect to the Loan shall be deemed to be increased by the rate of interest resulting from the Additional Sums. FINOVA and Borrower agree that the interest laws of the State of Arizona shall govern the relationship among them and understand and believe that the transactions contemplated by the Loan Instruments comply with the usury laws of the State of Arizona, but in the event of a final adjudication to the contrary, Borrower shall be obligated to pay, nunc pro tunc, to FINOVA only such interest as then shall be permitted by the laws of the state found to govern the contract relationship between FINOVA and Borrower. For the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to a loan, the "contracted for rate of interest" for the Loan shall consist of the following: (a) interest calculated in accordance with the provisions of subsection 2.2.1 and 2.2.2; (b) the late charges calculated in accordance with the provisions of Section 2.4;
(c) the Loan Fees; and (d) all Additional Sums, if any. Borrower agrees to pay an effective "contracted for rate of interest" which is the sum of items (a),
(b), (c) and (d) above. If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Loan Agreement or any other Loan Instrument, then in such event (i) no Obligor shall be obligated to pay such Excess Interest, (ii) any Excess Interest collected by FINOVA shall be, at FINOVA's option, (A) applied to the Principal Balance of any Loan in such manner as FINOVA may elect or to accrued and unpaid interest not in excess of the maximum rate permitted by applicable law or (B) refunded to the payor thereof, (iii) the interest rates provided for herein (collectively, including, without limitation, the Loan Fees, the "Stated Rate") shall be automatically reduced to the maximum rate allowed from time to time under applicable law (the "Maximum Rate") and this Loan Agreement and the other Loan Instruments, as applicable, shall be deemed to have been, and shall be, modified to reflect such reduction, and (iv) neither Borrower nor any other Obligor shall have any action against FINOVA for any damages arising out of the payment or collection of such Excess Interest.

         2.3      Payments.

                  2.3.1 Stub Period Interest. Interest which will accrue on the Principal Balance of any Loan from the Closing Date of such Loan through the last day of the month in which such Closing Date occurs shall be paid in advance on such Closing Date.

                  2.3.2    Monthly Installments.

                  (a) Term Loan A. Commencing on the first Business Day of June, 2000 and on the first Business Day of each month thereafter through the first Business Day of April, 2010, the Principal Balance of Term Loan A and all accrued and unpaid interest thereon shall be payable in 119 equal monthly installments of $49,015.47.

                  (b) Term Loan B. Commencing on the first Business Day of the first month following the month in which the Term Loan B Closing Date occurs and on the first Business Day of each month thereafter through the first Business Day of April, 2010, the Principal Balance of Term Loan B and all accrued and unpaid interest thereon shall be payable in monthly installments, each in an amount equal to the amount, based on a mortgage style amortization schedule, which would fully amortize the Principal Balance of Term Loan B by May 1, 2020.

                  (c) Term Loan C. Commencing on the first Business Day of the first month following the month in which the Term Loan C Closing Date occurs and on the first Business Day of each month thereafter through the first Business Day of April, 2010, the Principal Balance of Term Loan C and all accrued and unpaid interest thereon shall be payable in monthly installments, each in an amount equal to the amount, based on a mortgage style amortization schedule, which would fully amortize the Principal Balance of Term Loan C by May 1, 2020.

                  2.3.3 Payment at Maturity. The remaining Principal Balance, together with all accrued and unpaid interest thereon and all other amounts which then are due and payable pursuant to the terms of the Loan Instruments, shall be due and payable in full on the Maturity Date.

         2.4 Late Charges. If a payment of principal or interest to be made pursuant to this Loan Agreement becomes past due for a period in excess of ten days, Borrower shall pay on demand to FINOVA a late charge of 10% of the amount of such overdue payment.

         2.5      Loan Fees.

                  2.5.1 Term Loan A. Borrower shall pay to FINOVA a loan fee of $50,000, which shall be deemed to be fully earned and payable upon the Term Loan A Closing Date and against which FINOVA shall credit $8,333.33 of the $25,000 deposit (net of FINOVA's expenses) previously paid by Borrower to FINOVA.

                  2.5.2 Term Loan B. Borrower shall pay to FINOVA a loan fee of $45,400, which shall be deemed to be fully earned and payable upon the Term Loan B Closing Date and against which FINOVA shall credit $8,333.33 of the $25,000 deposit (net of FINOVA's expenses) previously paid by Borrower to FINOVA.

                  2.5.3 Term Loan C. Borrower shall pay to FINOVA a loan fee of $45,400, which shall be deemed to be fully earned and payable upon the Term Loan C Closing Date and against which FINOVA shall credit $8,333.34 of the $25,000 deposit (net of FINOVA's expenses) previously paid by Borrower to FINOVA.

         2.6      Prepayments.

                  2.6.1 Voluntary Prepayment of Term Loan A. Borrower may not prepay any portion of the Principal Balance of Term Loan A at any time during the first two Term Loan A Loan Years. Borrower voluntarily may prepay the Principal Balance of Term Loan A in whole, but not in part, at any time after the second Term Loan A Loan Year subject to the following conditions:

                  (a) Prepayment Premium. Concurrently with any such voluntary prepayment of the Principal Balance of Term Loan A, Borrower shall pay to FINOVA a prepayment premium equal to a percentage of the amount of the Principal Balance prepaid, determined in accordance with the following schedule:

                                                         Percentage of Principal
                           Period of Prepayment              Balance Prepaid

                           Third Term Loan A Loan Year            5.0%
                           Fourth Term Loan A Loan Year           4.0%
                           Fifth Term Loan A Loan Year            3.0%
                           Sixth Term Loan A Loan Year            2.0%
                           Seventh Term Loan A Loan Year
                            and thereafter                        1.0%

                  (b) Notice of Prepayment. Not less than 30 days prior to the date upon which Borrower desires to prepay the Principal Balance of Term Loan A, Borrower shall deliver to FINOVA notice of its intention to prepay, which notice shall state the prepayment date and the amount of the Principal Balance of Term Loan A as of the prepayment date. If Borrower delivers to FINOVA a notice of prepayment and fails to make such prepayment, Borrower shall reimburse FINOVA on demand in the amount of any loss, cost and/or expense incurred by FINOVA as a result of FINOVA's reliance on such notice, including without limitation, any loss, cost or expense resulting from any contractual obligations of FINOVA in connection with the reinvestment of the amount indicated in such notice of prepayment.

                  (c) Additional Payments. Concurrently with any prepayment of the Principal Balance of Term Loan A, Borrower shall pay to FINOVA accrued and unpaid interest on the Principal Balance which is being prepaid to the date on which FINOVA is in receipt of Good Funds, and any other sums which are due and payable pursuant to the terms of any of the Loan Instruments.

                  2.6.2 Voluntary Prepayment of Term Loan B. Borrower may not prepay any portion of the Principal Balance of Term Loan B at any time during the first two Term Loan B Loan Years (except to the extent permitted under subsection 2.6.4). Borrower voluntarily may prepay the Principal Balance of Term Loan B in whole, but not in part (except to the extent permitted under subsection 2.6.4), at any time after the second Term Loan B Loan Year subject to the following conditions:

                  (a) Prepayment Premium. Concurrently with any such voluntary prepayment of the Principal Balance of Term Loan B, Borrower shall pay to FINOVA a prepayment premium equal to a percentage of the amount of the Principal Balance prepaid, determined in accordance with the following schedule:

                                                         Percentage of Principal
                           Period of Prepayment              Balance Prepaid

                           Third Term Loan B Loan Year             5.0%
                           Fourth Term Loan B Loan Year            4.0%
                           Fifth Term Loan B Loan Year             3.0%
                           Sixth Term Loan B Loan Year             2.0%
                           Seventh Term Loan B Loan Year
                            and thereafter                         1.0%

                  (b) Notice of Prepayment. Not less than 30 days prior to the date upon which Borrower desires to prepay the Principal Balance of Term Loan B, Borrower shall deliver to FINOVA notice of its intention to prepay, which notice shall state the prepayment date and the amount of the Principal Balance of Term Loan B as of the prepayment date. If Borrower delivers to FINOVA a notice of prepayment and fails to make such prepayment, Borrower shall reimburse FINOVA on demand in the amount of any loss, cost and/or expense incurred by FINOVA as a result of FINOVA's reliance on such notice, including without limitation, any loss, cost or expense resulting from any contractual obligations of FINOVA in connection with the reinvestment of the amount indicated in such notice of prepayment.

                  (c) Additional Payments. Concurrently with any prepayment of the Principal Balance of Term Loan B, Borrower shall pay to FINOVA accrued and unpaid interest on the Principal Balance which is being prepaid to the date on which FINOVA is in receipt of Good Funds, and any other sums which are due and payable pursuant to the terms of any of the Loan Instruments.

                  2.6.3 Voluntary Prepayment of Term Loan C. Borrower may not prepay any portion of the Principal Balance of Term Loan C at any time during the first two Term Loan C Loan Years (except to the extent permitted under subsection 2.6.4). Borrower voluntarily may prepay the Principal Balance of Term Loan C in whole, but not in part (except to the extent permitted under subsection 2.6.4), at any time after the second Term Loan C Loan Year subject to the following conditions:

                  (a) Prepayment Premium. Concurrently with any such voluntary prepayment of the Principal Balance of Term Loan C, Borrower shall pay to FINOVA a prepayment premium equal to a percentage of the amount of the Principal Balance prepaid, determined in accordance with the following schedule:

                                                         Percentage of Principal
                           Period of Prepayment               Balance Prepaid

                           Third Term Loan C Loan Year             5.0%
                           Fourth Term Loan C Loan Year            4.0%
                           Fifth Term Loan C Loan Year             3.0%
                           Sixth Term Loan C Loan Year             2.0%
                           Seventh Term Loan C Loan Year
                            and thereafter                         1.0%

                  (a) Notice of Prepayment. Not less than 30 days prior to the date upon which Borrower desires to prepay the Principal Balance of Term Loan C, Borrower shall deliver to FINOVA notice of its intention to prepay, which notice shall state the prepayment date and the amount of the Principal Balance of Term Loan C as of the prepayment date. If Borrower delivers to FINOVA a notice of prepayment and fails to make such prepayment, Borrower shall reimburse FINOVA on demand in the amount of any loss, cost and/or expense incurred by FINOVA as a result of FINOVA's reliance on such notice, including without limitation, any loss, cost or expense resulting from any contractual obligations of FINOVA in connection with the reinvestment of the amount indicated in such notice of prepayment.

                  (b) Additional Payments. Concurrently with any prepayment of the Principal Balance of Term Loan C, Borrower shall pay to FINOVA accrued and unpaid interest on the Principal Balance which is being prepaid to the date on which FINOVA is in receipt of Good Funds, and any other sums which are due and payable pursuant to the terms of any of the Loan Instruments.

         2.6.4    Mandatory Prepayments.

                  (a) Mandatory Prepayment Amount. If a Mandatory Prepayment Event occurs, then, on the applicable Mandatory Prepayment Date, Borrower shall prepay the Principal Balance in an amount equal to the applicable Mandatory Prepayment Amount.

                  As used herein, the following terms shall have the following meanings:

                  "Mandatory Prepayment Event" shall mean the failure of Borrower, as of the date of a closure, sale or Lease Expiration of a Collateral Store, to replace such Collateral Store with a Substitute Store and to satisfy the Substitution Conditions.

                  "Mandatory Prepayment Date" shall mean the date the closure, sale or Lease Expiration which is the subject of a Mandatory Prepayment Event occurs.

                  "Mandatory Prepayment Amount" shall mean the amount, determined by FINOVA as of the applicable Mandatory Prepayment Date, which, after giving effect to the applicable Mandatory Prepayment Event and the application of such amount to reduce the Principal Balance, would cause the ratio of the Store Cash Flow of the remaining Collateral Stores as of the twelve month period most recently ended to the projected Store Fixed Charges of the remaining Collateral Stores for the succeeding twelve month period to be no less than 1.25.

                  "Lease Expiration" shall mean the termination of the Lease of any Collateral Store prior to May 1, 2010 for any reason or the failure of Borrower to renew or extend the term of the Lease of any Collateral Store which expires prior to May 1, 2010 at least 60 days prior to the expiration date to a date not earlier than May 1, 2010.

                  "Substitute Store" shall mean, in connection with the closure or sale of a Collateral Store or a Lease Expiration with respect to a Collateral Store and the replacement of such Collateral Store, a Store:

                                    (1)     designated  by  Borrower to replace
                           the Collateral Store which is the subject of a sale, closure or Lease Expiration;

                                    (2)     which is the subject of Lease which
                           does not expire prior to May 1, 2010; and

                                    (3) with respect to which the
                           representations and warranties contained in Section
                           5.5 are true and correct in all material respects, after giving effect to the applicable Substitution Documents.

                  "Substitution Conditions" shall mean, in connection with the replacement of a Collateral Store with a Substitute Store, that, as of the date such Collateral Store is closed or sold or the date of the Lease Expiration of such Collateral Store, as applicable:

                                    (1) Borrower shall have demonstrated to the
                           satisfaction of FINOVA that the ratio of the Store Cash Flow of the remaining Collateral Stores and the Substitute Store as of the twelve month period most recently ended to the projected Store Fixed Charges of the remaining Collateral Stores and the Substitute Store for the succeeding twelve month period is not less than 1.25;

                                    (2) Borrower shall have demonstrated to the
                           satisfaction of FINOVA that such Substitute Store has not suffered a material adverse trend in financial performance for the preceding three year period;

                                    (3) Borrower shall have delivered to FINOVA
                           the Substitution Documents with respect to the Substitute Store, each duly authorized and executed and in form and substance satisfactory to FINOVA;

                                    (4) all filings of Uniform Commercial Code
                           financing statements and other actions necessary to perfect and maintain the Security Interests as first, valid and perfected Liens in the Collateral covered thereby, subject only to Permitted Liens and subject in priority only to Permitted Prior Liens, shall have been filed or taken and FINOVA shall have received such UCC, state and federal tax Lien, pending suit and other searches as it deems necessary to confirm the foregoing;

                                    (5) FINOVA shall have received evidence that
                           all insurance coverage required pursuant to Section
                           6.6 with respect to such Substitute Store is in full force and effect and that all premiums thereon have been paid in full; and

                                    (6) no Event of Default or Incipient Default
                           shall exist and be continuing or be created by the replacement of such Collateral Store with such Substitute Store.

                  "Substitution Documents" shall mean, in connection with the replacement of a Collateral Store with a Substitute Store (i) a certified copy of the Lease of such Substitute Store, (ii) a Landlord's Waiver from the Landlord under the Lease of such Substitute Store and (iii) such amendments to this Loan Agreement and the Security Agreement as are necessary to reflect the substitution of such Substitute Store for such Collateral Store, together with a UCC-1 financing statement naming Borrower, as debtor, and FINOVA, as secured party, covering the Collateral located at such Substitute Store

                  (a) Additional Payments; Prepayment Premium. Concurrently with any mandatory prepayment pursuant to subsection 2.6.4(a), Borrower shall pay to FINOVA accrued and unpaid interest on the portion of the Principal Balance which is being prepaid to the date on which FINOVA is in receipt of Good Funds, any other sums which are due and payable pursuant to the terms of any of the Loan Instruments and a prepayment premium equal to a percentage of the Mandatory Prepayment Amount, determined in accordance with the following schedule:

                                                         Percentage of Mandatory
                     Period of Prepayment                   Prepayment Amount

                     Third Term Loan B Loan Year
                     or Third Term Loan C Loan Year                 5.0%

                     Fourth Term Loan B Loan Year
                     or Fourth Term Loan C Loan Year                4.0%

                     Fifth Term Loan B Loan Year
                     or Fifth Term Loan C Loan Year                 3.0%

                     Sixth Term Loan B Loan Year
                     or Sixth Term Loan C Loan Year                 2.0%

                     Seventh Term Loan B Loan Year or
                     or Seventh Term Loan C Loan Year
                     and thereafter                                 1.0%

                  (c) Application of Mandatory Prepayments. Prepayments received by FINOVA pursuant to this subsection 2.6.4 shall be applied in the following order of priority to the payment of: (i) any and all sums which are due and payable pursuant to the terms of the Loan Instruments, except the Principal Balance and accrued and unpaid interest thereon, (ii) the Principal Balance then projected to be payable on the Maturity Date and
                  (iii) any remainder, pro rata to the remaining monthly installments payable under subsection 2.3.2 in the inverse order of maturity.

                  2.6.5 No Prepayment Premium. No prepayment premium shall be payable with respect to prepayments made from insurance proceeds.

                  2.6.6 Involuntary Prepayment. If an Event of Default occurs and Borrower's Obligations are accelerated at any time (i) from and after the second anniversary of the last Closing Date to occur, then, concurrently with any payment of the Principal Balance received by FINOVA resulting from the exercise by FINOVA of any remedy available to FINOVA, Borrower shall pay to FINOVA a prepayment premium in an amount equal to the sum of the prepayment premiums which would be payable if such payment was made pursuant to subsections 2.6.1, 2.6.2 and 2.6.3 and (ii) prior to the second anniversary of the last Closing Date to occur, then, concurrently with any payment of the Principal Balance received by FINOVA resulting from the exercise by FINOVA of any remedy available to FINOVA, Borrower shall pay to FINOVA the Make-Whole Premium. Borrower acknowledges and agrees that such prepayment premium is a reasonable estimate of loss and not a penalty. Such prepayment premium is payable as liquidated damages for loss of bargain but shall not reduce, affect or impair any other obligation of Borrower under the Loan Instruments.

         As used herein, the following terms shall have the following meanings:

         "Acceleration Date" shall mean the date Borrower's Obligations are accelerated.

         "Make-Whole Premium" shall mean the remainder of (i) the sum of the scheduled payments under Section 2.3 remaining unpaid as of the Acceleration Date minus (ii) the present value on the Acceleration Date, discounted at the highest interest rate set forth in subsection 2.2.1, of the stream of payments described in the preceding clause (i).

         2.7 Payments after Event of Default. All payments received by FINOVA during the existence of an Event of Default shall be applied in accordance with
Section 8.4.
                                   ARTICLE III

                              GUARANTY AND SECURITY

         Borrower's Obligations shall be (i) guaranteed by the Guarantor pursuant to the Guaranty and (iii) secured by a Lien upon all of the Collateral, which at all times shall be superior and prior to all other Liens, except Permitted Prior Liens.
                                   ARTICLE IV

                              CONDITIONS OF CLOSING

         4.1 All Loans. The obligation of FINOVA to disburse any Loan is subject to the satisfaction of the following conditions in a manner, form and substance satisfactory to FINOVA:

                  4.1.1 Representations and Warranties. On the applicable Closing Date the representations and warranties of each Obligor set forth in the Loan Instruments to which such Person is a party shall be true and correct.

                  4.1.2 Performance; No Default. Each Obligor shall have performed and complied with all agreements and conditions contained in the Loan Instruments to be performed by or complied with by such Person prior to or at such disbursement and no Event of Default or Incipient Default shall then exist or result from the disbursement of such Loan.

                  4.1.3 No Material Adverse Effect. No event or series of events shall have occurred, and no litigation or governmental proceeding or investigation shall be pending, which has had or could reasonably be expected to have a Material Adverse Effect. No judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions on the transactions to be consummated on the applicable Closing Date shall be in effect.

                  4.1.4 Security Interests. All filings of Uniform Commercial Code financing statements, recordings of the Mortgage and all other filings and actions necessary to perfect and maintain the Security Interests as first, valid and perfected Liens in the Collateral covered thereby, subject only to Permitted Prior Liens, shall have been filed or taken and FINOVA shall have received such UCC, state and federal tax Lien, pending suit, judgment and other Lien searches as it deems necessary to confirm the foregoing.

                  4.1.5 Use of Assets. FINOVA shall be satisfied that Borrower at all times shall be entitled to the use and quiet enjoyment of all Property necessary for the continued ownership and operation of the Collateral Stores, including, without limitation, the use of equipment, fixtures, Licenses, offices and means of ingress and egress thereto, necessary for the operation of the Collateral Stores.

                  4.1.6 Licenses. FINOVA shall have received evidence that (i) Borrower is the licensee of all Licenses necessary for the operation of the Collateral Stores and the Restaurant Business therein and (ii) such Licenses are in full force and effect as of the respective Closing Date and no event has occurred which could result in the termination, revocation or non-renewal of any such License;

                  4.1.7 Business and Flood Insurance. At least three Business Days prior to the applicable Closing Date Borrower shall have delivered to FINOVA evidence satisfactory to FINOVA that all insurance coverage required pursuant to Section 6.6 is in full force and effect and all premiums then due thereon have been paid in full.

                  4.1.8 Approval of Instruments and Security Interests. FINOVA shall have received evidence that the approval or consent shall have been obtained from all Governmental Bodies and all other Persons whose approval or consent is required to enable Obligors to (i) enter into and perform their respective obligations under the Loan Instruments to which each such Person is a party and (ii) grant the Security Interests to FINOVA.

                  4.1.9 Opinion of Counsel. FINOVA shall have received an opinion from such local counsel to the Obligors as FINOVA reasonably may require, addressed to FINOVA, in such form and covering such matters as FINOVA reasonably may require.

                  4.1.10 Payment of Fees and Expenses. Borrower shall have paid the applicable Loan Fees and all fees and expenses described in subsection 10.1.1.

         4.2 Term Loan A. The obligation of FINOVA to disburse Term Loan A is subject to the satisfaction of the conditions set forth in Section 4.1 above, and the following conditions in a manner, form and substance satisfactory to
FINOVA:
                  4.2.1 Store Fixed Charge Coverage. Borrower shall demonstrate to the satisfaction of FINOVA that the ratio of the Store Cash Flow of the Owned Store for the fiscal year ending January 2, 2000 to the projected Store Fixed Charges of such Owned Store for the twelve month period ending May 31, 2001 is not less than 1.25:1.00.

                  4.2.2 Delivery of Documents. The following shall have been delivered to FINOVA, each duly authorized and executed, where applicable, and in form and substance satisfactory to FINOVA:

                  (a) the Loan Instruments, except those Loan Instruments required to be delivered pursuant to subsections 4.3.3 and
                  4.4.3 below;

                  (b) good standing certificates for each Obligor from the State in which each such Person is organized and for Borrower from each State in which any Initial Store is located, each dated a recent date prior to the Closing Date;

                  (c)      copies of:

                                    (1) the articles of incorporation of each
                           Obligor, certified by the Secretary of State of the State in which such Obligor is organized, together with all current and proposed amendments thereto, certified by the corporate secretary of such Obligor;

                                    (2)     the by-laws of each  Obligor,
                           together with all current and proposed amendments thereto, certified by the corporate secretary of such Obligor;

                                    (3) resolutions adopted by the board of
                           directors of each Obligor, authorizing the execution and delivery by such Obligor of the Loan Instruments to which such Obligor is a party and the consummation of the transactions contemplated thereby, certified as of the Closing Date by the corporate secretary of such Obligor;

                                    (4)     signature and incumbency
                           certificates of the officers of each Obligor;

                                    (5)     the certificate of occupancy for the
                           Owned Store; and

                                    (6)     such other instruments,  documents,
                           certificates, consents, waivers and opinions as FINOVA reasonably may request; and

                           (d)      the Pay-Off Letters, if any.

                  4.2.3 Opinion of Counsel. FINOVA shall have received an opinion dated the Closing Date from Donna Depoian, general counsel to the Obligors, addressed to FINOVA, in such form and covering such matters as FINOVA reasonably may require..

                  4.2.4 Financial Statements, Reports and Projections; Inspection. FINOVA shall have received the financial statements described in
Exhibit 5.7. Borrower shall have arranged for representatives of FINOVA to visit and inspect its offices and properties.

                  4.2.5 Title Insurance. FINOVA shall have received a mortgagee's policy of title insurance in favor of FINOVA with respect to each parcel of Real Estate covered by the Mortgage, issued by a title company and in an amount satisfactory to FINOVA, showing that the Borrower has a valid fee simple estate in each parcel of Real Estate covered by the Mortgage and insuring that the Mortgage constitutes a valid Lien on Borrower's right, title and interest in, to and under such parcel, subject only to Permitted Liens and subject in priority only to Permitted Prior Liens. Each such policy shall insure over all survey and other general exceptions contained therein and shall include such affirmative endorsements as reasonably may be required by FINOVA and as are available in the applicable jurisdiction, including, without limitation, comprehensive endorsement no. 1, contiguity (if applicable), usury, doing business, tie-in, restrictions (where applicable), encroachment (where applicable), 3.1 zoning (including parking), last dollar, tax parcel, survey, location and access. FINOVA shall have received copies of and found reasonably satisfactory the provisions of each document referred to in each such policy. FINOVA shall have received evidence that all premiums with respect to such title insurance have been paid by Borrower.

                  4.2.6 Survey. FINOVA shall have received a recent "as-built" survey of each parcel of Real Estate covered by the Mortgage, certified to FINOVA and the title company containing a flood plain certification, showing no matters or exceptions which are not Permitted Liens and otherwise in sufficient detail as to permit the elimination of any survey exceptions to the title policies described above and the issuance of the affirmative endorsements required above.

                  4.2.7 Environmental Audit or Insurance. FINOVA shall have received and found satisfactory an environmental audit or environmental insurance with respect to each parcel of Real Estate designated by FINOVA.

         4.3 Term Loan B. The obligation of FINOVA to disburse Term Loan B is subject to the satisfaction of the conditions set forth in Section 4.1 above, and the following conditions in a manner, form and substance satisfactory to
FINOVA:
                  4.3.1    Term Loan A.   Term Loan A shall have been disbursed.

                  4.3.2 Eden Prairie Acquisition. The Eden Prairie Acquisition shall have been consummated or will be consummated concurrently with the Term Loan B Closing in accordance with the terms of the Eden Prairie Acquisition Instruments and applicable law. No party to the Eden Prairie Acquisition

Instruments shall have failed to perform or comply with any obligation contained in such applicable Eden Prairie Acquisition Instruments to be performed or complied with by it prior to the consummation of the transactions contemplated therein.

                  4.3.3 Delivery of Documents. The following shall have been delivered to FINOVA, each duly authorized and executed, where applicable, and in form and substance satisfactory to FINOVA:

                           (a) certified copies or executed originals of each of the following:

                                    (1)     the Eden Prairie Acquisition
                           Instruments; and

                                    (2)     the Eden Prairie Lease, as in effect
                           on the Term Loan B Closing Date; and

                                    (3)     the certificate of occupancy for the
                           Eden Prairie Leased Store;

                           (b) a Landlord's Waiver from the Landlord under the Eden Prairie Lease;.

                           (c)      a Solvency Certificate; and

                           (d)      a Notice of Borrowing/Disbursement Request.

                  4.3.4 Store Fixed Charge Coverage. Borrower shall demonstrate to the satisfaction of FINOVA that the ratio of the Store Cash Flow of the Eden Prairie Leased Store for the fiscal year ending January 2, 2000 to the projected Store Fixed Charges for such Eden Prairie Leased Store for the twelve month period ending May 31, 2001 is not less than 1.25:1.00.

         4.4 Term Loan C. The obligation of FINOVA to disburse Term Loan C is subject to the satisfaction of the conditions set forth in Section 4.1 above, and the following conditions in a manner, form and substance satisfactory to
FINOVA:
                  4.4.1    Term Loan A.   Term Loan A shall have been disbursed.

                  4.4.2 Minnetonka Acquisition. The Minnetonka Acquisition shall have been consummated or will be consummated concurrently with the Term Loan C Closing in accordance with the terms of the Minnetonka Acquisition Instruments and applicable law. No party to the Minnetonka Acquisition Instruments shall have failed to perform or comply with any obligation contained in such applicable Minnetonka Acquisition Instruments to be performed or complied with by it prior to the consummation of the transactions contemplated therein.

                  4.4.3 Delivery of Documents. The following shall have been delivered to FINOVA, each duly authorized and executed, where applicable, and in form and substance satisfactory to FINOVA:

                           (a) certified copies or executed originals of each of the following:

                                    (1)     the Minnetonka Acquisition
                                    Instruments; and

                                    (2)     the Minnetonka Lease, as in effect
                                    on the Term Loan C Closing Date; and

                                    (3)     the certificate of occupancy for the
                                    Minnetonka Leased Store;

                           (b) a Landlord's Waiver from the Landlord under the Minnetonka Lease;

                           (c)      a Solvency Certificate; and

                           (d)      a Notice of Borrowing/Disbursement Request.

                  4.4.4 Store Fixed Charge Coverage. Borrower shall demonstrate to the satisfaction of FINOVA that the ratio of the Store Cash Flow of the Minnetonka Leased Store for the fiscal year ending January 2, 2000 to the projected Store Fixed Charges for such Minnetonka Leased Store for the twelve month period ending May 31, 2001 is not less than 1.25:1.00.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to FINOVA as follows:
         5.1 Existence and Power. Each Obligor is a corporation, duly formed, validly existing and in good standing under the laws of the State of its incorporation. Each Obligor is duly authorized to transact business in each other State where such Obligor conducts business and has all requisite power and authority to own its Property and to carry on its business as now conducted and as proposed to be conducted.

         5.2 Authority. Each Obligor has full power and authority to enter into, execute, deliver and carry out the terms of the Loan Instruments to which it is a party and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary action and are not prohibited by its articles of incorporation, by-laws or other organizational instruments of such Person.

         5.3      Borrower Capital Stock and Related Matters.

                  5.3.1 Borrower Capital Stock. There is set forth in Exhibit
5.3.1 a complete description of the capital stock of Borrower and each of Borrower's subsidiaries (collectively, "Borrower Capital Stock"), all of which is validly issued, fully paid and non-assessable, and has been issued and sold in compliance with all applicable federal and state laws, rules and regulations, including, without limitation, all so-called "Blue-Sky" laws. All of the capital stock of Borrower is owned beneficially and of record by Guarantor, free and clear of all Liens. Borrower has four wholly-owned subsidiaries each of which is engaged solely in owning and operating Champps Americana restaurants. All of capital stock of each of Borrower's subsidiaries is owned beneficially and of record by Borrower, free and clear of all Liens.

                  5.3.2 Restrictions. No Obligor (i) is a party to or has knowledge of any agreements restricting the transfer of the Borrower Capital Stock, except the Loan Instruments, (ii) has issued any rights which can be convertible into or exchangeable or exercisable for any of the Borrower Capital Stock, or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of the Borrower Capital Stock or any securities convertible into or exchangeable or exercisable for any of the Borrower Capital Stock and (iii) is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of the Borrower Capital Stock or any convertible rights or options.

         5.4 Binding Agreements. This Loan Agreement and the other Loan Instruments, when executed and delivered, will constitute the valid and legally binding obligations of each Obligor to the extent such Obligor is a party thereto, enforceable against such Obligor in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and
(ii) equitable principles (whether or not any action to enforce such document is brought at law or in equity).

         5.5      Business and Property; Collateral Stores.

                  5.5.1 Business and Property. Borrower owns all Property including, without limitation, the Owned Store and holds or, with respect to the Leased Stores, shall hold, as of the Closing Date of the respective Loan relating to the applicable Leased Store, all Leased Store Leases, Licenses and Operating Agreements necessary to conduct its business as now conducted. Borrower does not engage or propose to engage in any business or activity other than the Restaurant Business.

                  5.5.2 Collateral Stores; Other Locations. There is set forth in Exhibit 5.5.2 (i) a complete and accurate address of each Collateral Store,
(ii) the chief executive office of each Obligor and (iii) all other locations where any books and records of Borrower pertaining to the Collateral Stores are located.

                  5.5.3 Leased Store Leases. There is set forth in Exhibit 5.5.3 a description of each Leased Store Lease, including the name and address of the landlord thereunder, the commencement and expiration dates thereof, a description of all renewal or extension options with respect thereto and a complete and accurate legal description of each parcel of Leasehold Property which is the subject of such Leased Store Lease. Each such Leased Store Lease is and on the Closing Date of the respective Loan relating to the applicable Leased Store shall be in full force and effect, there has been, and shall have been, as of such respective Closing Date, no material default in the performance of any of its terms or conditions by any party thereto, and no claims of default have been, or shall have been, as of such respective Closing Date, asserted with respect thereto. The present and contemplated use of the Leasehold Property which is the subject of such Leased Store Lease is in compliance in all material respects with all applicable zoning ordinances and regulations and other laws and regulations.

                  5.5.4 Licenses. There is set forth in Exhibit 5.5.4 a description of all Licenses with respect to the Collateral Stores which have been issued or assigned, or, with respect to the Leased Stores, shall have been issued, as of the Closing Date of the respective Loan relating to the applicable Leased Store, to Borrower. All of such Licenses are, or shall be, as of such respective Closing Date, in full force and effect and have been duly, or, with respect to the Leased Stores, shall have been issued, as of the Closing Date of the respective Loan relating to the applicable Leased Store, issued in the name of, or validly assigned to, Borrower, no default or breach exists, or shall exist, as of such respective Closing Date, thereunder and Borrower has full power and authority thereunder to conduct its Restaurant Business with respect to the Collateral Stores.

                  5.5.5 Operating Agreements. There is set forth in Exhibit
5.5.5 a description of all material Operating Agreements with respect to the Collateral Stores. All of such Operating Agreements are, or, with respect to the Leased Stores, shall be, as of the Closing Date of the respective Loan relating to the applicable Leased Store, in full force and effect and no event has occurred which could result in the cancellation or termination of any such Operating Agreement or the imposition thereunder of any liability upon Borrower which could have a Material Adverse Effect.

                  5.5.6 Real Estate. Except with respect to the Owned Store, no Collateral Store is located upon any Real Estate.

                  5.5.7 Operation and Maintenance of Equipment. No equipment owned or operated by Borrower which is necessary for the operation of any Collateral Store has been used, operated or maintained in a manner which now or hereafter could result in the cancellation or termination of the right of Borrower to use or make use of the same or which could result in any material liability of Borrower for damages in connection therewith. All of the equipment and other tangible personal property owned by Borrower used in the operation of the Collateral Stores is, in all material respects, in good operating condition and repair (subject to normal wear and tear) and has been used, operated and maintained in substantial compliance with all applicable laws, rules and regulations.

                  5.5.8 Title to Property; Liens. Each Obligor has (i) good and marketable title to all of its Property used or useful in connection with the operation of the Collateral Stores, except (A) any License which cannot be transferred without the consent of the applicable Governmental Body and (B) the portion thereof consisting of a leasehold estate and (ii) a valid leasehold estate in each portion of its Property which consists of a leasehold estate. All of such Property is free and clear of all Liens, except Permitted Liens. Upon the proper filing with the appropriate Governmental Bodies of appropriate Uniform Commercial Code financing statements and the recording of the Mortgage, the applicable Loan Instruments will create valid and perfected Liens in the Property described therein, subject only to Permitted Prior Liens.

         5.6 Indebtedness for Borrowed Money. There is set forth in Exhibit 5.6 a description of all Indebtedness for Borrowed Money of Borrower existing as of the Closing Date, including the principal amount thereof and the interest rate, amortization schedule and maturity date applicable thereto.

         5.7 Financial Statements. Borrower has delivered to FINOVA the financial statements described in Exhibit 5.7 pertaining to the operations of the Obligors. Such financial statements present fairly in all material respects the results of operations of the Obligors for the periods covered thereby and the financial condition of the Obligors as of the dates indicated therein. All of such financial statements have been prepared in conformity with GAAP. Since January 2, 2000, there has been no change which has had a Material Adverse Effect. Borrower also has delivered to FINOVA a pro-forma balance sheet as of the Closing Date. Such pro-forma balance sheet, which assumes the consummation of the transactions contemplated by the Loan Instruments, presents fairly in all material respects the anticipated financial condition of Borrower as of the Closing Date of Term Loan A.

         5.8 Litigation. There is set forth in Exhibit 5.8 a description of all actions, suits, arbitration proceedings and claims pending or, to the best knowledge of Borrower, threatened against any Obligor or maintained by any Obligor at law or in equity or before any Governmental Body, or in respect of which any Obligor may have any liability which could reasonably be expected to be adversely determined and, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         5.9 Defaults in Other Agreements; Consents; Conflicting Agreements. No Obligor is in default under any agreement to which it is a party or by which it or any of its Property is bound, the effect of which default could have a Material Adverse Effect. No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Body or any other Person which has not already been obtained, taken or filed, as applicable, is required (i) for the due execution, delivery or performance by any Obligor of any of the Loan Instruments to which it is a party or (ii) as a condition to the validity or enforceability of any of the Loan Instruments to which it is a party or any of the transactions contemplated thereby or the priority of the Security Interests, except for certain filings to establish and perfect the Security Interests. No provision of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on any Obligor or affecting its Property conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of any of the Loan Instruments or affect the validity or priority of the Security Interests. The execution, delivery and performance of the terms of the Loan Instruments will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of any Obligor pursuant to the terms of any such mortgage, indenture, contract or agreement.

         5.10 Taxes. Each Obligor has filed all tax returns required to be filed, and has paid, or made adequate provision for the payment of, all taxes shown to be due and payable on such returns or in any assessments made against it, and no tax liens have been filed and, to the best knowledge of Borrower, no claims are being asserted in respect of such taxes which are required by GAAP to be reflected in the financial statements of such Obligor and are not so reflected therein. The charges, accruals and reserves on the books of each Obligor with respect to all federal, state, local and other taxes are considered by the management of Borrower to be adequate, and Borrower does not know of any unpaid assessment which is or might be due and payable by any Obligor or create a Lien against such Obligor's Property, except such assessments as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP. None of the tax returns of any Obligor are under audit or investigation by the Internal Revenue Service.

         5.11 Compliance with Applicable Laws. No Obligor is in default in respect of any judgment, order, writ, injunction, decree or decision of any Governmental Body, which default could have a Material Adverse Effect. Each Obligor is in compliance in all material respects with all applicable statutes and regulations, including, without limitation, all Environmental Laws, ERISA, ADA and all laws and regulations relating to unfair labor practices, equal employment opportunity and employee safety, of all Governmental Bodies. No material condemnation, eminent domain or expropriation has been commenced or, to the best knowledge of Borrower, threatened against the Property which any Obligor owns or will own upon the Closing.

         5.12 Patents, Trademarks, Franchises, Agreements. Each Obligor owns, possesses or has the right to use all patents, trademarks, service marks, trade names, copyrights, franchises and rights with respect thereto which are necessary for the conduct of its business, the failure to own, possess or have the right to use could have a Material Adverse Effect, without any known conflict with the rights of others.

         5.13 Regulatory Matters. Each Obligor (i) has duly and timely filed all reports and other filings which are required to be filed by Borrower under any applicable law, rule or regulation of any Governmental Body, the non-filing of which could have a Material Adverse Effect, and (ii) is in compliance with all such laws, rules and regulations, the noncompliance with which could have a Material Adverse Effect.

         5.14 Environmental Matters. Each Obligor is in compliance in all material respects with all applicable Environmental Laws and no portion of any Real Estate or Leasehold Property has been used as a land fill. There currently are not any known Hazardous Materials generated, manufactured, released, stored, buried or deposited over, beneath, in or on (or used in the construction and/or renovation of) the Real Estate or Leasehold Property in violation of applicable Environmental Laws.

         5.15 Application of Certain Laws and Regulations. Borrower is not and no Affiliate of Borrower is:

                  5.15.1 Investment Company Act. An "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  5.15.2 Holding Company Act. A "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  5.15.3 Foreign or Enemy Status. (i) An "enemy" or an "ally of an enemy" within the meaning of Section 2 of the Trading with the Enemy Act,
(ii) a "national" of a foreign country designated in Executive Order No. 8389, as amended, or of any "designated enemy country" as defined in Executive Order No. 9095, as amended, of the President of the United States of America, in each case within the meaning of such Executive Orders, as amended, or of any regulation issued thereunder, (iii) a "national of any designated foreign country" within the meaning of the Foreign Assets Control Regulations or the Cuban Assets Control Regulations of the United States of America (Code of Federal Regulations, Title 31, Chapter V, Part 515, Subpart B, as amended) or
(iv) an alien or a representative of any alien or foreign government within the meaning of Section 310 of Title 47 of the United States Code.

                  5.15.4 Regulations as to Borrowing. Subject to any statute or regulation which regulates the incurrence of any Indebtedness for Borrowed Money, including, without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         5.16 Margin Regulations. None of the transactions contemplated by this Loan Agreement or any of the other Loan Instruments, including the use of the proceeds of the Loans, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X, and no Obligor owns or intends to carry or purchase any "margin security" within the meaning of such Regulation U or G.

         5.17 No Misrepresentation. Neither this Loan Agreement nor any other Loan Instrument, certificate, financial statement, information or report furnished or to be furnished by or on behalf of any Obligor to FINOVA in connection with any of the transactions contemplated hereby or thereby, contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements contained herein or therein, taken as a whole, not misleading in the light of the circumstances under which such statements were made. There is no fact, other than information known to the public generally, known to Borrower after diligent inquiry, that could have a Material Adverse Effect that has not expressly been disclosed to FINOVA in writing.

         5.18     Employee Benefit Plans.

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

                  5.18.1 ERISA and Code Compliance and Liability. Borrower and each ERISA Affiliate are in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except where failure to comply would not result in a material liability to Borrower and except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under
Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 401(a) of the Code. No material liability has been incurred by Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan.

                  5.18.2 Funding. No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been insured (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C), 4063(a) or 4068 of ERISA with respect to any Pension Plan.

                  5.18.3 Prohibited Transactions and Payments. Neither Borrower nor any ERISA Affiliate has: (i) engaged in a nonexempt "prohibited transaction" as such term is defined in Section 406 of ERISA or Section 4975 of the Code;
(ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid;
(iii) failed to make a required contribution or payment to a Multiemployer Plan; or (iv) failed to make a required installment or other required payment under
Section 412 of the Code.

                  5.18.4 No Termination Event. No Termination Event has occurred or is reasonably expected to occur.

                  5.18.5 ERISA Litigation. No material proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of Borrower, threatened concerning or involving any (i) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by Borrower or any ERISA Affiliate, (ii) Pension Plan or (iii) Multiemployer Plan.

         5.19     Employee Matters.

                  5.19.1 Collective Bargaining Agreements; Grievances. Except as set forth in Exhibit 5.20.1, (i) none of the employees of Borrower is subject to any collective bargaining agreement with Borrower, (ii) no petition for certification or union election is pending with respect to the employees of Borrower and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of Borrower and (iii) there are no strikes, slowdowns, work stoppages, unfair labor practice complaints, grievances, arbitration proceedings or controversies pending or, to the best knowledge of Borrower, threatened against Borrower by any of Borrower's employees, other than employee grievances or controversies arising in the ordinary course of business that could not in the aggregate be expected to have a Material Adverse Effect.

                  5.19.2 Claims Relating to Employment. Neither Borrower nor, to Borrower's best knowledge, any employee of Borrower, is subject to any employment agreement or non-competition agreement with any former employer or any other Person which agreement would have a Material Adverse Effect due to (i) any information which Borrower would be prohibited from using under the terms of such agreement or (ii) any legal considerations relating to unfair competition, trade secrets or proprietary information.

         5.20 Burdensome Obligations. After giving effect to the transactions contemplated by the Loan Instruments (i) no Obligor (A) will be a party to or be bound by any franchise, agreement, deed, lease or other instrument, or be subject to any restriction, which is so unusual or burdensome so as to cause, in the foreseeable future, a Material Adverse Effect and (B) intends to incur, or believes that it will incur, debts beyond its ability to pay such debts as they become due, and (ii) each Obligor (A) owns and will own Property, the fair saleable value of which is (I) greater than the total amount of its liabilities (including contingent liabilities) and (II) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured, and (B) has and will have capital that is not unreasonably small in relation to its business as presently conducted and as proposed to be conducted. Borrower does not presently anticipate that future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome so as to have a Material Adverse Effect.

         5.21 Broker Fees.   The services of a broker or other similar agent
have not been used in connection with the Loans.

         5.22 Insurance.   No written notice of cancellation has been received
with respect to any insurance policies required pursuant to Section 6.6 and Borrower is in material compliance with all conditions contained in such policies.

         5.23 Acquisition Instruments.   The representations and warranties set
forth in the Acquisition Instruments are true and correct in all material respects.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         Until all of Borrower's Obligations are paid and performed in full Borrower agrees that it will:

         6.1 Legal Existence; Good Standing. Maintain its existence and its good standing in the jurisdiction of its formation and its qualification in each jurisdiction in which the failure so to qualify could have a Material Adverse Effect, and in any event in each jurisdiction in which any Store is operated by it.
         6.2 Inspection. Permit representatives of FINOVA at any time to (i) visit its offices, (ii) examine its books and records and Accountants' reports relating thereto, (iii) make copies or extracts therefrom, (iv) discuss its affairs with its employees, (v) examine and inspect the Collateral and (vi) meet and discuss its affairs with the Accountants, and such Accountants, as a condition to their retention by Borrower, are hereby irrevocably authorized by Borrower to fully discuss and disclose all such affairs with FINOVA.

         6.3 Financial Statements and Other Information. Maintain a standard system of accounting in accordance with GAAP and furnish to FINOVA:

                  6.3.1 Quarterly Statements. As soon as available and in any event within 45 days after the close of each quarter:

               (a) a copy of the balance sheet of each Obligor as of the end of such quarter, and

               (b) statements of operations and Cash Flow of each Obligor for such quarter and for the period from the beginning of the then current year to the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding year, all in reasonable detail, containing such information as FINOVA reasonably may require, and certified by the chief financial officer of Borrower as complete and correct, subject to normal year-end adjustments.

                  6.3.2 Annual Statements. As soon as available and in any event within 90 days after the close of each year:

                  (a) the balance sheet of Guarantor as of the end of such year and the statements of operations, cash flows, shareholders' equity of Guarantor for such year (collectively, the "Basic Financial Statements"), a statement of Cash Flow of each Obligor for such year, setting forth in each case in comparative form the corresponding figures for the preceding year, and

                  (b) an opinion of the Accountants which shall accompany the Basic Financial Statements which opinion shall be unqualified as to going concern and scope of audit, stating that (i) the examination by the Accountants in connection with such Basic Financial Statements has been made in accordance with generally accepted auditing standards, (ii) such Basic

                  Financial Statements have been prepared in conformity with GAAP and in a manner consistent with prior periods, and (iii) such Basic Financial Statements fairly present in all material respects the financial position and results of operations of each Obligor.

                  6.3.3 Compliance Certificate. The financial statements described in subsection 6.3.1 and in subsection 6.3.2 shall be accompanied by a Compliance Certificate.

                  6.3.4 Audit Reports. Promptly upon receipt thereof, a copy of each report, other than the reports referred to in subsection 6.3.2, including any so-called "Management Letter" or similar report, submitted to any Obligor by the Accountants in connection with any annual, interim or special audit made by the Accountants of the books of such Obligor.

                  6.3.5 Notice of Defaults; Loss. Prompt written notice if: (i) any Indebtedness of any Obligor is declared or shall become due and payable prior to its declared or stated maturity, or called and not paid when due, (ii) an event has occurred that enables the holder of any note, or other evidence of such Indebtedness, certificate or security evidencing any such Indebtedness of any Obligor to declare such Indebtedness due and payable prior to its stated maturity, (iii) there shall occur and be continuing an Event of Default, accompanied by a statement of setting forth what action Borrower proposes to take in respect thereof, or (iv) any event shall occur which has a Material Adverse Effect, including the amount or the estimated amount of any loss or adverse effect.

                  6.3.6 Notice of Suits; Adverse Events. Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming any Obligor a party to any proceeding before any Governmental Body which could reasonably be expected to have a Material Adverse Effect, including with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any license, permit, franchise, agreement or other authorization issued to any Obligor by any Governmental Body or any other Person that is material to the operation of the business of such Obligor, (iii) any refusal by any Governmental Body or any other Person to renew or extend any such license, permit, franchise, agreement or other authorization and (iv) any dispute between any Obligor and any Governmental Body or any other Person, which lapse, termination, refusal or dispute referred to in clauses (ii) and (iii) above or in this clause (iv) could have a Material Adverse Effect.

                  6.3.7 Reports to Shareholders, Creditors and Governmental Bodies.

                  (a) Promptly upon becoming available, copies of all financial statements, reports, notices and other statements sent or made available generally by any Obligor to its shareholders, of all regular and periodic reports and all registration statements and prospectuses filed by any Obligor with any securities exchange or with the Securities and Exchange Commission or any Governmental Body succeeding to any of its functions, and of all statements generally made available by any Obligor or others concerning material developments in the business of such Obligor.

                  (b) Promptly upon becoming available, copies of any periodic or special reports filed by any Obligor with any Governmental Body or Person, if such reports indicate any material adverse change in the business, operations, affairs or condition of such Obligor, or if copies thereof are requested by FINOVA, and copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Obligor.

                  6.3.8    ERISA Notices and Requests.

                  (a) With reasonable promptness, and in any event within 30 days after occurrence of any of the following, notice and/or copies of: (i) the establishment of any new Employee Benefit Plan, Pension Plan or Multiemployer Plan; (ii) the commencement of contributions to any Employee Benefit Plan, Pension Plan or Multiemployer Plan to which Borrower or any of its ERISA Affiliates was not previously contributing or any increase in the benefits of any existing Employee Benefit Plan, Pension Plan or Multiemployer Plan; (iii) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by Borrower or any ERISA Affiliate with respect to such request; and (iv) the failure of Borrower or any of its ERISA Affiliates to make a required installment or payment under Section 302 of ERISA or
                  Section 412 of the Code by the due date.

                  (b) Promptly and in any event within 10 days of becoming aware of the occurrence of or forthcoming occurrence of any (i) Termination Event or (ii) "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, a notice specifying the nature thereof, what action Borrower has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

                  (c) With reasonable promptness but in any event within 10 days after the occurrence of any of the following, copies of: (i) any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code; (ii) all notices received by Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (iii) each

                  Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; and (iv) all notices received by Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to
                  Section 4202 of ERISA; and written notice within two Business Days of Borrower's or any ERISA Affiliate's filing of or intention to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of
                  Section 4041(c) of ERISA.

                  6.3.9    Other Information.

                  (a) Immediate notice of any change in the location of any Property of Borrower located at any of the Collateral Stores, any change in the name of Borrower, any sale or purchase of Property outside the regular course of business of Borrower, and any change in the business or financial affairs of any Obligor, which change could have a Material Adverse Effect.

                  (b) Promptly upon request therefor, such other information and reports relating to the past, present or future financial condition, operations, plans and projections of Borrower as FINOVA reasonably may request from time to time.

         6.4 Reports to Governmental Bodies and Other Persons. Timely file all material reports, applications, documents, instruments and information required to be filed pursuant to all rules, regulations or requests of any Governmental Body or other Person having jurisdiction over the operation of the business of Borrower, including, but not limited to, such of the Loan Instruments as are required to be filed with any such Governmental Body or other Person pursuant to applicable rules and regulations promulgated by such Governmental Body or other Person.

         6.5 Maintenance of Licenses. Maintain in full force and effect at all times, and apply in a timely manner for renewal of, all Licenses, trademarks, tradenames and agreements necessary for the operation of its Restaurant Business, the loss of any of which could have a Material Adverse Effect.

         6.6      Insurance.

                  6.6.1 Maintenance of Insurance. (i) Maintain in full force and effect at all times such property, casualty, business interruption and other insurance with respect to the Collateral Stores (including, without limitation, all Collateral therein) required by FINOVA, all of which shall be written by insurers, contain terms and be in amounts and forms satisfactory to FINOVA and otherwise meeting the requirements set forth on Exhibit 6.6.1 attached hereto and (ii) deliver to FINOVA, from time to time as FINOVA reasonably may request, evidence of compliance with this subsection, but in any event at least 15 days prior to the expiration date of any policy required hereunder, each bearing notations evidencing prior payment of premiums.

                  6.6.2 Claims and Proceeds. Borrower hereby directs all insurers under all policies of casualty and property insurance pertaining to the furniture, fixtures, equipment and other contents located at the Collateral Stores required to be maintained by Borrower pursuant to subsection 6.6.1 to pay all proceeds payable thereunder directly to FINOVA and Borrower hereby authorizes FINOVA to collect such proceeds; provided that so long as no Incipient Default or Event of Default exists and is continuing any proceeds payable thereunder in an aggregate amount of $50,000 or less may be paid directly to Borrower provided Borrower promptly uses such proceeds to pay for the cost of repair or replacement of the Collateral subject to the applicable loss, damage, destruction or other casualty to at least equal value and substantially the same character as prior to such loss, damage, destruction or other casualty. Borrower hereby irrevocably appoints FINOVA (and all officers, employees or agents designated by FINOVA) as Borrower's true and lawful attorney and agent in fact for the purpose of and with power to make, settle and adjust claims under such policies of insurance, endorse the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, and to make all determinations and decisions with respect to such policies of insurance. Borrower acknowledges that such appointment of FINOVA as its attorney and agent in fact is a power coupled with an interest and therefore is irrevocable. FINOVA agrees that it shall use reasonable efforts to consult with Borrower in the event that FINOVA makes, settles or adjusts any claims under such policies of insurance; provided, however, any decision in connection therewith made by FINOVA may be made in FINOVA's discretion, without the consent of Borrower. Borrower shall promptly notify FINOVA of any loss, damage, destruction or other casualty to the Collateral. Subject to the first sentence of this subsection 6.6.2, the insurance proceeds received on account of any loss, damage, destruction or other casualty (i) if any Incipient Default or Event of Default exists, at the option of FINOVA shall be applied (A) as set forth in the following clause (ii) or (B) in reduction of Borrower's Obligations in the following order of priority: (1) first, to the payment of any and all sums which are then due and payable pursuant to the terms of the Loan Instruments, other than the Principal Balance and accrued and unpaid interest thereon, (2) next, to accrued and unpaid interest on the Principal Balance and
(3) next, to the Principal Balance of the Loans in the inverse order of the maturity of the installments thereof or (ii) if no Incipient Default or Event of Default exists or if FINOVA so elects, shall be held by FINOVA and applied to pay for the cost of repair or replacement of the Collateral subject to such loss, damage, destruction or other casualty, in which event such proceeds shall be made available in the manner and under such conditions as FINOVA reasonably may require. In the event the proceeds are to be applied to the repair or replacement of Collateral, the Collateral shall be so repaired or replaced as to be of at least equal value and substantially the same character as prior to such loss, damage, destruction or other casualty.

         6.7 Environmental Matters. At all times comply with, and be responsible for, its obligations under all Environmental Laws applicable to the Real Estate and Leasehold Property and any other Property owned by Borrower or used by Borrower in the operation of its Restaurant Business. At its sole cost and expense, Borrower shall (i) comply in all respects with (A) any notice of any violation or administrative or judicial complaint or order having been filed against Borrower, any portion of any Real Estate or Leasehold Property or any other Property owned by Borrower or used by Borrower in the operation of its business alleging violations of any law, ordinance and/or regulation requiring Borrower to take any action in connection with the release, transportation and/or clean-up of any Hazardous Materials, and (B) any notice from any Governmental Body or any other Person alleging that Borrower is or may be liable for costs associated with a response or clean-up of any Hazardous Materials or any damages resulting from such release or transportation, or (ii) diligently contest in good faith by appropriate proceedings any demands set forth in such notices, provided (A) reserves in an amount satisfactory to FINOVA to pay the costs associated with complying with any such notice are established by Borrower and (B) no Lien would or will attach to the Property which is the subject of any such notice as a result of any compliance by Borrower which is delayed during any such contest. Promptly upon receipt of any notice described in the foregoing clause (i), Borrower shall deliver to FINOVA a copy thereof.

         6.8 Compliance with Laws. Comply with all federal, state and local laws, ordinances, requirements and regulations and all judgments, orders, injunctions and decrees applicable to Borrower and its operations, the failure to comply with which could have a Material Adverse Effect.
\
         6.9 Taxes and Claims. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any Property belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien (other than a Permitted Lien) upon the Property of Borrower, provided that Borrower shall not be required by this Section 6.9 to pay any such amount if the same is being contested diligently and in good faith by appropriate proceedings and as to which Borrower has set aside reserves on its books satisfactory to FINOVA.

         6.10 Maintenance of Properties. Maintain all of its Properties necessary in the operation of the Collateral Stores in good working order and condition.

         6.11 Approvals. Upon the exercise by FINOVA of any power, right or privilege pursuant to the provisions of any of the Loan Instruments requiring any consent, approval or authorization of any Governmental Body, Landlord or other Person (including, without limitation, transfers of Licenses and Leases), promptly execute and cause the execution of all applications, certificates, instruments and other documents that FINOVA may be required to obtain for such consent, approval or authorization.

         6.12 Payment of Indebtedness. Except as to matters being contested in good faith and by appropriate proceedings, promptly pay when due, or in conformance with customary trade terms, all of its Indebtedness.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

         Until all of Borrower's Obligations are paid and performed in full, Borrower shall not:

         7.1 Borrowing. Create, incur, assume or suffer to exist any liability for Indebtedness for Borrowed Money if the Borrower Fixed Charge Coverage Ratio for the twelve month period most recently ended would be less than 1.20 assuming such Indebtedness for Borrowed Money was incurred on the first day of such period.

         7.2 Liens. Create, incur, assume or suffer to exist any Lien upon any of the Collateral or the Leased Store Leases, in each case whether now owned or hereafter acquired, except Permitted Liens.

         7.3 Merger and Acquisition. Consolidate with or merge with or into any Person unless (i) Borrower is the surviving corporation and (ii) immediately upon consummation of such consolidation or merger, Borrower would be permitted to borrow at least $1.00 of additional Indebtedness for Borrowed Money under
Section 7.1.

         7.4 Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase, become liable in respect of any letter of credit, or otherwise become liable upon the obligation of any Person, where any such liabilities, in the aggregate, exceed $250,000.00, except for liabilities arising from the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

         7.5 Dividends and Distributions. Make any dividends or distributions with respect to the capital stock of Borrower or apply any of its Property to the purchase, redemption or other retirement of, or set apart any sum for the payment of, or make any other distribution by reduction of capital or otherwise in respect of, any of the capital stock of Borrower, if the ratio of the Cash Flow of Borrower for the twelve month period most recently ended to the sum of Borrower Fixed Charges for such period plus the amount of such dividends, distributions or other payments for such period would be less than 1.00.

         7.6 Equipment Leases. Enter into any (i) Operating Leases pertaining to equipment or other Property located at any of the Collateral Stores if the aggregate rent expense payable under all such Operating Leases at such Collateral Store would exceed $50,000 in any year or (ii) Capitalized Leases pertaining to equipment or other Property located at any of the Collateral Stores.

         7.7 Investments, Loans. Except with respect to dividends or distributions made by Borrower to Guarantor permitted under Section 7.5, at any time purchase or otherwise acquire, hold or invest in the capital stock of, or any other interest in, any Person (except with respect to Borrower's ownership of the capital stock of its subsidiaries listed in Exhibit 5.3.1), or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution or otherwise, in or with any Person, including, without limitation, any Affiliate, except (i) investments in direct obligations of, or instruments unconditionally guaranteed by, the United States of America or in certificates of deposit issued by a Qualified Depository, (ii) investments in commercial or finance paper which, at the time of investment, is rated "A" or better by Moody's Investors Service, Inc., or Standard & Poor's Corporation, respectively, or at the equivalent rate by any of their respective successors and (iii) any interests in any money market account maintained, at the time of investment, with a Qualified Depository, the investments of which, at the time of investment, are restricted to the types specified in clause (i) above. All investments permitted pursuant to this Section 7.7 shall have a maturity not exceeding one year.

         7.8 Fundamental Business Changes. Materially change the nature of its business or engage in any business other than the Restaurant Business and activities incidental thereto.

         7.9 Facility Sites. Change the locations of its chief executive office or other Property used in the operation of the Collateral Stores unless (i) FINOVA shall have received at least 30 days' prior written notice thereof and
(ii) Borrower shall have executed and delivered to FINOVA any documents FINOVA may reasonably require in order to maintain the validity and priority of the Security Interests.

         7.10 Sale or Transfer of Assets; Store Closing or Sale. Sell, lease, assign, transfer or otherwise dispose of any of the Collateral or any of the Leased Store Leases, or close or sell any Collateral Store, except that Borrower may:

                  7.10.1 Inventory and Equipment. Sell or dispose of (i) inventory in the ordinary course of business and (ii) obsolete or unusable items of equipment which promptly are replaced with new items of equipment of like function and comparable value to the unusable items of equipment when the same were new or not obsolete or unusable, provided such replacement items of equipment shall become subject to the Security Interests.

                  7.10.2   Store Closing or Sale.  Close or sell:

                  (a) the Eden Prairie Store or any Substitute Store for the Eden Prairie Store (i) during the first two Term Loan B Loan Years provided that such Collateral Store is replaced with a Substitute Store and FINOVA determines that the Substitution Conditions have been satisfied as of the date of such closure or sale and (ii) after the first two Term Loan B Loan Years provided that (B) such Collateral Store is replaced with a Substitute Store and FINOVA determines that the Substitution Conditions have been satisfied as of the date of such closure or sale or (B) Borrower makes the payments required under subsection 2.6.4 on the date of such closure or sale; and

                  (b) the Minnetonka Store or any Substitute for the Minnetonka Store (i) during the first two Term Loan C Loan Years provided that such Collateral Store is replaced with a Substitute Store and FINOVA determines that the Substitution Conditions have been satisfied as of the date of such closure or sale and (ii) after the first two Term Loan C Loan Years provided that (A) such Collateral Store is replaced with a Substitute Store and FINOVA determines that the Substitution Conditions have been satisfied as of the date of such closure or sale or (B) Borrower makes the payments required under subsection 2.6.4 on the date of such closure or sale.

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

         7.11 Amendment of Certain Agreements. Amend, modify or waive any term or provision of its articles of incorporation or by-laws or the Leased Store Leases without the prior written consent of FINOVA, which consent shall not be unreasonably withheld.

         7.12 Transactions with Affiliates. Sell, lease, assign, transfer or otherwise dispose of any Property to any Obligor or any Affiliate of any Obligor, lease Property, render or receive services or purchase assets from any Obligor or any such Affiliate, or otherwise enter into any contractual relationship with any Obligor or any Affiliate of any Obligor except on terms and conditions no less favorable to Borrower than could be obtained on an arm's length basis from a third party who is not an Obligor or an Affiliate of an Obligor.

         7.13     Compliance with ERISA.

          (i) Permit the occurrence of any Termination Event which would result in a liability to Borrower or any ERISA Affiliate in excess of $50,000;

          (ii) Permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities by more than $50,000;

          (iii) Permit any accumulated funding deficiency in excess of $50,000 (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived;

          (iv) Fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $50,000;

          (v) Engage, or permit Borrower or any ERISA Affiliate to engage, in any "prohibited transaction" as such term is defined in Section 406 of ERISA or Section 4975 of the Code for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $50,000 is imposed;

          (vi) Permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to Borrower or any ERISA Affiliate or increase the obligation of Borrower or any ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is material to Borrower or amu ERISA Affiliate; or

          (vii) Fail,  or permit  Borrower or any ERISA  Affiliate  to fail,  to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with ERISA, the Code and all other applicable laws and regulations and interpretations thereof.

                                  ARTICLE VIII

                              DEFAULT AND REMEDIES

         8.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default under the Loan Instruments:

                  8.1.1 Default in Payment. If Borrower shall fail to pay all or any portion of Borrower's Obligations the same become due and payable.

                  8.1.2    Breach of Covenants.

                  (a) If Borrower shall fail to observe or perform any covenant or agreement made by Borrower contained in Sections 6.1, 6.2 or 6.6 or in Article VII;

                  (b) If Borrower shall fail to observe or perform any covenant or agreement made by Borrower contained in Sections 6.3, 6.5, 6.7, 6.8, 6.9, 6.10 or 6.11 and such failure shall continue for a period of 15 days; or

                  (c) If Borrower or Guarantor shall fail to observe or perform any covenant or agreement (other than those referred to in subparagraphs (a) or (b) above or specifically addressed elsewhere in this Section 8.1) made by such Person in any of the Loan Instruments to which such Person is a party, and such failure shall continue for a period of 30 days after the earlier of (i) notice to Borrower from FINOVA of such failure, or (ii) the date Borrower first becomes aware of such failure.

                  8.1.3 Breach of Warranty. If any representation or warranty made by or on behalf of any Obligor in or pursuant to any of the Loan Instruments or in any instrument or document furnished in compliance with the Loan Instruments shall prove to be false or misleading in any material respect.

                  8.1.4 Default Under Other Indebtedness for Borrowed Money. If
(i) any Obligor at any time shall be in default (as principal or guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness for Borrowed Money (other than Borrower's Obligations) beyond the grace period, if any, applicable thereto and the aggregate amount of such payments then in default beyond such grace period shall exceed $100,000 or (ii) any default shall occur in respect of any issue of Indebtedness for Borrowed Money of any Obligor (other than Borrower's Obligations) outstanding in a principal amount of at least $1,000,000, or in respect of any agreement or instrument relating to any such issue of Indebtedness for Borrowed Money, and such default shall continue beyond the grace period, if any, applicable thereto.

                  8.1.5    Bankruptcy.

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

                  (a) If any Obligor shall (i) generally not be paying its debts as they become due, (ii) file, or consent, by answer or otherwise, to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the laws of any jurisdiction,
                  (iii) make an assignment for the benefit of creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for it or for any substantial part of its Property, or (v) be adjudicated insolvent.

                  (b) If any Governmental Body of competent jurisdiction shall enter an order appointing, without consent of such Obligor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor or if any petition for any such relief shall be filed against it and such petition shall not be dismissed or stayed within 60 days.

                  8.1.6 Judgments. If there shall be entered against Borrower one or more judgments, awards or decrees, or orders of attachment, garnishment or any other writ, which exceed $250,000 in the aggregate at any one time outstanding, excluding judgments, awards, decrees, orders or writs (i) for which there is full insurance (subject to applicable deductibles) and with respect to which the insurer has assumed responsibility for the defense thereof, (ii) for which there is full indemnification (upon terms and by creditworthy indemnitors which are satisfactory to FINOVA), (iii) which have been in force for less than the applicable period for filing an appeal so long as execution has not been levied thereunder (or in respect of which Borrower shall at the time in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of execution or appropriate appeal bond shall have been obtained pending such appeal or review) or (iv) which arise in connection with that certain case known as Tyrone McCrae v. Howard University, et al. Civil Action No. 97-CA-7505 (D.C. Superior Court), filed September 27, 1997 ("McCrae"), provided the final judgment, award or settlement amount incurred by Borrower in connection with McCrae does not exceed $500,000 (and, in the event that any such final judgment, award or settlement in McCrae exceeds $250,000, then the $250,000 limitation described in the third line of this subsection 8.1.6 shall be reduced dollar for dollar for each dollar that such final judgment, award or settlement exceeds $250,000).

                  8.1.7 Impairment of Licenses; Other Agreements. If (i) any Governmental Body shall revoke, terminate, suspend or adversely modify any License of Borrower, the adverse modification or non-continuation of which could have a Material Adverse Effect, or (ii) there shall exist any violation or default in the performance of, or a material failure to comply with any agreement, or condition or term of any License, which violation, default or failure has a Material Adverse Effect, or (iii) any Franchise Agreement or other agreement which is necessary to the operation of the Restaurant Business of

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

Borrower shall be revoked or terminated and not replaced by a substitute acceptable to FINOVA within 30 days after the date of such revocation or termination, and such revocation or termination and non-replacement could have a Material Adverse Effect.

                  8.1.8 Collateral. If any material portion of the Collateral or any Leased Store Lease shall be seized or taken by a Governmental Body or Person (unless in any such case either (i) the Initial Store or Substitute Store affected is replaced with a Substitute Store within 60 days after such seizure or taking and Borrower otherwise complies with the requirements of subsection 2.6.4(a) with respect to such Substitute Store or (ii) Borrower prepays the Principal Balance in an amount required pursuant to subsection 2.6.4(a), or Borrower shall fail to maintain or cause to be maintained the Security Interests and priority of the Loan Instruments as against any Person, or the title and rights of Borrower to any material portion of the Collateral or any Leased Store Lease shall have become the subject matter of litigation which could reasonably be expected to result in impairment or loss of the security provided by the Loan Instruments.

                  8.1.9 Plans. If an event or condition specified in subsection
6.3.8 hereof shall occur or exist with respect to any Pension Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any ERISA Affiliate shall incur, or in the opinion of FINOVA be reasonably likely to incur, a liability to a Pension Plan or Multiemployer Plan or the PBGC (or any of them) which, in the reasonable judgment of FINOVA, would have a Material Adverse Effect.

                  8.1.10 Change in Control. If Guarantor at any time shall cease
(i) to own 100% of the capital stock of Borrower or (ii) to maintain (A) effective voting control over Borrower, including the right to elect a majority of the board of directors of Borrower or (B) the ability to direct the management and policies of Borrower, or Borrower at any time shall cease to own 100% of the capital stock of each of its subsidiaries.

                  8.1.11 Guaranty. If prior to the termination of the Guaranty in accordance with its terms, Guarantor shall (i) deny or disaffirm its obligations thereunder or (ii) fail to make any payment required thereunder when due.

                  8.1.12 Guarantor Fixed Charge Coverage Ratio. If the Guarantor Fixed Charge Coverage Ratio for the twelve month period ending on the last day of any quarter commencing with the month ending June 30, 2000 is less than 1.20.

          8.2  Acceleration of Borrower's  Obligations.  Upon the occurrence of:

          (a) any Event of Default  described in clauses (ii),  (iii),  (iv) and
          (v) of subsection 8.1.5(a) or in 8.1.5(b), all of Borrower's Obligations at that time outstanding automatically shall mature and become due, and

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

          (b) any other Event of Default, FINOVA, at any time, at its option, without further notice or demand, may declare all of Borrower's Obligations due and payable, whereupon Borrower's Obligations immediately shall mature and become due and payable, all without presentment, demand, protest or notice (other than notice of the declaration referred to in clause (b) above), all of which hereby are waived.

         8.3 Remedies on Default. If Borrower's Obligations have been accelerated pursuant to Section 8.2, FINOVA, at its option, may: 8.3.1 Enforcement of Security Interests. Enforce its rights and remedies under the Loan Instruments in accordance with their respective terms.

                  8.3.2 Other Remedies. Enforce any of the rights or remedies accorded to FINOVA at equity or law, by virtue of statute or otherwise.

         8.4 Application of Funds. Any funds received by FINOVA pursuant to the exercise of any rights accorded to FINOVA pursuant to, or by the operation of any of the terms of, any of the Loan Instruments, including, without limitation, insurance proceeds, condemnation proceeds or proceeds from the sale of Collateral, shall be applied to Borrower's Obligations in the following order of priority:

                  8.4.1 Expenses. First, to the payment of (i) all fees and expenses actually incurred, including, without limitation, court costs, fees of appraisers, title charges, costs of maintaining and preserving the Collateral, costs of sale, and all other costs incurred by FINOVA in exercising any rights accorded to such Persons pursuant to the Loan Instruments or by applicable law, including, without limitation, reasonable attorney's fees, and (ii) all Liens superior to the Liens of FINOVA except such superior Liens subject to which any sale of the Collateral may have been made.

                  8.4.2 Borrower's Obligations. Next, to the payment of the remaining portion of Borrower's Obligations in such order as FINOVA may determine.

                  8.4.3 Surplus. Any surplus, to the Person or Persons entitled thereto.

         8.5 Performance of Borrower's Obligations. If Borrower fails to (i) maintain in force and pay for any insurance policy or bond which Borrower is required to provide pursuant to any of the Loan Instruments, (ii) keep the Collateral free from all Liens except for Permitted Liens, (iii) pay when due all taxes, levies and assessments on or in respect of the Collateral, except as otherwise permitted pursuant to the terms hereof, (iv) make all payments and perform all acts on the part of Borrower to be paid or performed in the manner required by the terms hereof and by the terms of the other Loan Instruments with respect to any of the Collateral, including, without limitation, all expenses of protecting, storing, warehousing, insuring, handling and maintaining the Collateral, (v) keep fully and perform promptly any other of the obligations of Borrower hereunder or under any of the other Loan Instruments, and (vi) keep fully and perform promptly the obligations of Borrower with respect to any issue

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

of Indebtedness for Borrowed Money secured by a Permitted Prior Lien, then FINOVA may (but shall not be required to) procure and pay for such insurance policy or bond, place such Collateral in good repair and operating condition, pay, contest or settle such Liens or taxes or any judgments based thereon or otherwise make good any other aforesaid failure of Borrower; provided, however, FINOVA shall not, except in (a) the event that Borrower is in default pursuant to Section 8.1.5 above, or (b) any reasonable threat of diminishment of value of the Collateral or impairment of FINOVA's security interest therein, take any such action unless such failure by Borrower continues for more than five (5) days following notice from FINOVA to Borrower of such failure. Borrower shall reimburse FINOVA immediately upon demand for all sums paid or advanced on behalf of Borrower for any such purpose, together with costs and expenses (including reasonable attorney's fees) paid or incurred by FINOVA in connection therewith and interest on all sums advanced from the date of advancement until repaid to FINOVA at the Default Rate. All such sums advanced by FINOVA, with interest thereon, immediately upon advancement thereof, shall be deemed to be part of Borrower's Obligations.

                                   ARTICLE IX

                                     CLOSING

         The Term Loan A Closing Date shall be such date as the parties shall determine, and the Term Loan A Closing shall take place on such date, provided all conditions for the Term Loan A Closing as set forth in this Loan Agreement have been satisfied or otherwise waived by FINOVA. The Term Loan A Closing shall take place at the offices of Altheimer & Gray, 10 S. Wacker Drive, Chicago, Illinois 60606 or such other place as the parties hereto shall agree. Unless the Term Loan A Closing Date occurs on or before May 1, 2000, this Loan Agreement shall terminate and be of no further force or effect and, except for any obligation of Borrower to FINOVA pursuant to Article X, none of the parties hereto shall have any further obligation to any other party.

                                    ARTICLE X

                             EXPENSES AND INDEMNITY

         10.1 Attorneys' Fees and Other Fees and Expenses. Whether or not any of the transactions contemplated by this Loan Agreement shall be consummated, subject to the limitations set forth in subsection 10.1.1, Borrower agrees to pay to FINOVA on demand all expenses incurred by FINOVA in connection with the transactions contemplated hereby and in connection with any amendments, modifications or waivers (whether or not the same become effective) under or in respect of any of the Loan Instruments, including, without limitation:

                  10.1.1 Fees and Expenses for Preparation of Loan Instruments. All expenses, disbursements (including, without limitation, charges for required mortgagee's title insurance, lien searches, surveys, document recording and filing fees, reproduction of documents, long distance telephone calls and overnight express carriers) and reasonable attorneys' fees, actually incurred by FINOVA in connection with the (i) preparation and negotiation of the Loan Instruments or any amendments, modifications or waivers thereto or any documents delivered pursuant thereto and (ii) administration of the Loan.

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

                  10.1.2 Fees and Expenses in Enforcement of Rights or Defense of Loan Instruments. Any expenses or other costs, including reasonable attorneys' fees and expert witness fees, actually incurred by FINOVA in connection with the enforcement or collection against any Obligor of any provision of any of the Loan Instruments, and in connection with or arising out of any litigation, investigation or proceeding instituted by any Governmental Body or any other Person with respect to any of the Loan Instruments, whether or not suit is instituted, including, but not limited to, such costs or expenses arising from the enforcement or collection against any Obligor of any provision of any of the Loan Instruments in any workout or restructuring or in any state or federal bankruptcy or reorganization proceeding.

         10.2 Indemnity. Borrower agrees to indemnify and save FINOVA harmless of and from the following:

                  10.2.1 Brokerage Fees. The fees, if any, of brokers and finders engaged by Borrower.

                  10.2.2 General. Any loss, cost, liability, damage or expense (including reasonable attorneys' fees and expenses) incurred by FINOVA in investigating, preparing for, defending against, providing evidence, producing documents or taking other action in respect of any commenced or threatened litigation, administrative proceeding, suit instituted by any Person or investigation under any law, including any federal securities law, the Bankruptcy Code, any relevant state corporate statute or any other securities law, bankruptcy law or law affecting creditors generally of any jurisdiction, or any regulation pertaining to any of the foregoing, or at common law or otherwise, relating, directly or indirectly, to the transactions contemplated by or referred to in, or any other matter related to, the Loan Instruments, except to the extent of any gross negligence or willful misconduct of FINOVA.

                  10.2.3 Operation of Collateral; Joint Venturers. Any loss, cost, liability, damage or expense (including reasonable attorneys' fees and expenses) incurred in connection with the ownership, operation or maintenance of the Collateral, the construction of FINOVA and Borrower as having the relationship of joint venturers or partners or the determination that FINOVA has acted as agent for Borrower.

                  10.2.4 Environmental Indemnity. Any and all claims, losses, damages, response costs, clean-up costs and expenses suffered and/or incurred at any time by FINOVA arising out of or in any way relating to the existence at any time of any Hazardous Materials in, on, under, at, transported to or from, or used in the construction and/or renovation of, any of the Real Estate or Leasehold Property, or otherwise with respect to any Environmental Law, and/or the failure of any Obligor to perform its obligations and covenants hereunder witch respect to environmental matters, including, but not limited to: (i) claims of any Persons for damages, penalties, response costs, clean-up costs, injunctive or other relief, (ii) costs of removal and restoration, including

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

fees of attorneys and experts, and costs of reporting the existence of Hazardous Materials to any Governmental Body, and (iii) any expenses or obligations, including attorneys' fees and expert witness fees, incurred at, before and after any trial or other proceeding before any Governmental Body or appeal therefrom whether or not taxable as costs, including, without limitation, witness fees, deposition costs, copying and telephone charges and other expenses, all of which shall be paid by Borrower to FINOVA on demand.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Notices. All notices and communications under this Loan Agreement shall be in writing and shall be (i) delivered in person, (ii) sent by telecopy, or (iii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or by overnight express carrier, addressed in each case as follows:

      To Borrower:                      Champps Operating Corporation
                                        5619 DTC Parkway
                                        Suite 1000
                                        Englewood, Colorado 80111
                                        Attention: William H. Baumhauer
                                                   President
                                        Telecopy No.:     (303) 804-8477

      Copy to:                          Donna Depoian
                                        614 Forest Street
                                        No. Andover, Massachusetts 01845
                                        Telecopy No.:     (978) 725-6560

      To FINOVA:                        FINOVA Capital Corporation
                                        115 West Century Road
                                        Paramus, New Jersey 07693
                                        Attention: Daniel O'Donnell
                                                   Vice President
                                        Telecopy No.:  (201) 634-3497

      Copy to:                          FINOVA Capital Corporation
                                        The FINOVA Corporate Center
                                        4800 North Scottsdale Road
                                        Scottsdale, Arizona 85251-7623
                                        Attention:  Vice President, Law
                                        Telecopy No.:  (480) 636-6444

      Copy to:                          Altheimer & Gray
                                        10 South Wacker Drive
                                        Suite 4000
                                        Chicago, Illinois 60606
                                        Attention:  Michael L. Owen, Esq.
                                        Telecopy No.:  (312) 715-4800
or to any other address or telecopy number, as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to the terms of this Section 11.1 shall be deemed received
(i) if personally delivered, then on the Business Day of delivery, (ii) if sent by telecopy before 2:00 p.m. Phoenix time, on the day sent if a Business Day or if such day is not a Business Day or if sent after 2:00 p.m. Phoenix time, then on the next Business Day, (iii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iv) if sent by registered or certified mail, on the earlier of the fifth Business Day following the day sent or when actually received. Any notice by telecopy shall be followed by delivery on the next Business Day by overnight, express carrier or by hand.

         11.2 Survival of Loan Agreement; Indemnities. All covenants, agreements, representations and warranties made in this Loan Agreement and in the certificates delivered pursuant hereto shall survive the making by FINOVA of the Loans and the execution and delivery to FINOVA of the Notes and of all other Loan Instruments, and shall continue in full force and effect so long as any of Borrower's Obligations remain outstanding, unperformed or unpaid. Notwithstanding the repayment of all amounts due under the Loan Instruments, the cancellation of the Note and the release and/or cancellation of any and all of the Loan Instruments or the foreclosure of any Liens on the Collateral, the obligations of Borrower to indemnify FINOVA with respect to the expenses, damages, losses, costs and liabilities described in Section 10.2 shall survive until all applicable statute of limitations periods with respect to actions which may be brought against FINOVA have run.

         11.3 Further Assurance. From time to time, Borrower shall execute and deliver to FINOVA such additional documents as FINOVA reasonably may require to carry out the purposes of the Loan Instruments and to protect rights of FINOVA thereunder, including, without limitation, using its best efforts in the event any Collateral is to be sold to secure the approval by any Governmental Body of any application required by such Governmental Body in connection with such sale, and not take any action inconsistent with such sale or the purposes of the Loan Instruments.

         11.4 Taxes and Fees. Should any tax (other than taxes based upon the net income of any FINOVA), recording or filing fees become payable in respect of any of the Loan Instruments, or any amendment, modification or supplement thereof, Borrower agrees to pay the same on demand, together with any interest or penalties thereon attributable to any delay by Borrower in meeting any FINOVA demand, and agrees to hold FINOVA harmless with respect thereto.

         11.5 Severability. In the event that any provision of this Loan Agreement is deemed to be invalid by reason of the operation of any law, or by reason of the interpretation placed thereon by any court or any other Governmental Body, as applicable, the validity, legality and enforceability of the remaining terms and provisions of this Loan Agreement shall not in any way be affected or impaired thereby, all of which shall remain in full force and effect, and the affected term or provision shall be modified to the minimum extent permitted by law so as to achieve most fully the intention of this Loan Agreement.

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

         11.6 Waiver. No delay on the part of FINOVA in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude other or further exercise thereof, or be deemed to establish a custom or course of dealing or performance between the parties hereto, or preclude the exercise of any other right, power or privilege.

         11.7 Modification of Loan Instruments. No modification or waiver of any provision of any of the Loan Instruments shall be effective unless the same shall be in writing and signed by Borrower and FINOVA, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Borrower not specifically required under the Loan Instruments in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

         11.8 Captions. The headings in this Loan Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         11.9 Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that Borrower may not assign any of its rights or delegate any of its duties hereunder to any other Person.

         11.10 Remedies Cumulative. All rights and remedies of the parties hereto, any other Loan Instruments or otherwise, shall be cumulative and non-exclusive, and may be exercised singularly or concurrently. FINOVA shall not be required to prosecute collection, enforcement or other remedies against any Obligor before proceeding against any other Obligor or to enforce or resort to any security, liens, collateral or other rights of FINOVA. One or more successive actions may be brought against Borrower and/or any other Obligor, either in the same action or in separate actions, as often as FINOVA deems advisable, until all of Borrower's Obligations are paid and performed in full.

         11.11 Entire Agreement; Conflict. This Loan Agreement and the other Loan Instruments executed prior or pursuant hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereby or thereby and supersede any prior agreements, whether written or oral, relating to the subject matter hereof. In the event of a conflict between the terms and conditions set forth herein and the terms and conditions set forth in any other Loan Instrument, the terms and conditions set forth herein shall govern.

         11.12 Applicable Law. The Loan Instruments shall be construed in accordance with and governed by the laws and decisions of the State of Arizona. For purposes of this Section 11.12, the Loan Instruments shall be deemed to be performed and made in the State of Arizona.

         11.13 Jurisdiction and Venue. Borrower hereby agrees that all actions or proceedings initiated by Borrower and arising directly or indirectly out of the Loan Instruments shall be litigated in the Superior Court of Maricopa County, or the United States District Court for the District of Arizona or, if FINOVA initiates such action, in addition to the foregoing courts, any court in which FINOVA shall initiate or to which FINOVA shall remove such action, to the extent such court has jurisdiction. Borrower hereby expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced by FINOVA in or removed by FINOVA to any of such courts, and hereby agrees that personal service of the summons and complaint, or other process or papers issued therein may be served in the manner provided for notices herein, and agrees that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to Borrower at the address to which notices are to be sent pursuant to Section 11.1. Borrower waives any claim that Maricopa County, Arizona or the District of Arizona is an inconvenient forum or an improper forum based on lack of venue. To the extent provided by law, should Borrower, after being so served, fail to appear or answer to any summons, complaint, process or papers so served within the number of days prescribed by law after the mailing thereof, Borrower shall be deemed in default and an order and/or judgment may be entered by the court against Borrower as demanded or prayed for in such summons, complaint, process or papers. The exclusive choice of forum for Borrower set forth in this Section 11.13 shall not be deemed to preclude the enforcement by FINOVA of any judgment obtained in any other forum or the taking by FINOVA of any action to enforce the same in any other appropriate jurisdiction, and Borrower hereby waives the right to collaterally attack any such judgment or action.

         11.14 Waiver of Right to Jury Trial. FINOVA and Borrower acknowledge and agree that any controversy which may arise under any of the Loan Instruments or with respect to the transactions contemplated thereby would be based upon difficult and complex issues and, therefore, the parties agree that any lawsuit arising out of any such controversy will be tried in a court of competent jurisdiction by a judge sitting without a jury.

         11.15 Time of Essence. Time is of the essence for the performance by Borrower of the obligations set forth in this Loan Agreement and the other Loan Instruments.

         11.16 Estoppel Certificate. Within 15 days after FINOVA requests Borrower to do so, Borrower will execute and deliver to FINOVA a statement certifying (i) that this Loan Agreement is in full force and effect and has not been modified except as described in such statement, (ii) the date to which interest and principal on the Notes has been paid, (iii) the Principal Balance,
(iv) whether or not to its knowledge an Incipient Default or Event of Default has occurred and is continuing, and, if so, specifying in reasonable detail each such Incipient Default or Event of Default of which it has knowledge, (v) whether to its knowledge it has any defense, setoff or counterclaim to the payment of any Note in accordance with its terms, and, if so, specifying each defense, setoff or counterclaim of which it has knowledge in reasonable detail (including where applicable the amount thereof), and (vi) as to any other matter reasonably requested by FINOVA.

         11.17 Consequential Damages. Neither FINOVA nor any agent or attorney of FINOVA shall be liable to Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of Borrower's Obligations.

         11.18 Counterparts. This Loan Agreement may be executed by the parties hereto in several counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

         11.19 No Fiduciary Relationship. No provision in this Loan Agreement or in any other Loan Instrument, and no course of dealing among the parties hereto, shall be deemed to create any fiduciary duty by FINOVA to Borrower.

         11.20 Notice of Breach by FINOVA. Borrower agrees to give FINOVA written notice of (i) any action or inaction by FINOVA or any agent or attorney of FINOVA in connection with the Loan Instruments that may be actionable against FINOVA or such agent or attorney and (ii) any defense to the payment of Borrower's Obligations for any reason, including, but not limited to, commission of a tort or violation of any contractual duty implied by law. Borrower agrees that unless such notice is fully given as promptly as possible (but in any event within 30 days) after Borrower has knowledge, or with the exercise of reasonable diligence should have had knowledge, of any such action, inaction or defense, Borrower shall not assert, and shall be deemed to have waived, any claim or defense arising therefrom.

         11.21 Sale of Notes; Participations. FINOVA may assign to one or more banks or other Persons all or any part of, or may grant participations to one or more banks or other Persons in, its right, title and interest in the Loans, this Loan Agreement, the other Loan Instruments, or any of them, and to the extent of any such assignment or participation (unless otherwise stated therein) the assignee or participant of such assignment or participation shall have the same rights, benefits and obligations hereunder and thereunder as FINOVA would have hereunder.

         11.22 Publicity. Neither party hereto shall issue any press release or cause any announcement to be published regarding the consummation of this transaction or the aggregate amount thereof without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.



                [remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, this Loan Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

                                       CHAMPPS OPERATING CORPORATION,
                                       a Minnesota corporation
                                   By: /s/ William H. Baumhauer
                                       William H. Baumhauer
                                       President


                                       FINOVA CAPITAL CORPORATION,
                                       a Delaware corporation
                                   By: /s/ Daniel O'Donnell
                                       Daniel O'Donnell
                                       Vice President

                                 EXHIBIT 1.1(A)

                             COMPLIANCE CERTIFICATE

                          CHAMPPS OPERATING CORPORATION



         Reference is made to that certain Loan Agreement dated as of April 21, 2000 (such Loan Agreement, as the same may be amended, modified, supplemented or restated from time to time, the "Loan Agreement"), between Champps Operating Corporation, a Minnesota corporation, and FINOVA Capital Corporation, a Delaware corporation. All capitalized terms used but not elsewhere defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         Pursuant to the Loan Agreement the undersigned hereby certifies to Agent and FINOVA that:

         (1) as of April 21 2000, Fred Dreibholz is the Chief Financial Officer of Borrower; and

         (2) except as set forth below, Borrower is in full compliance with all terms and conditions of the Loan Agreement; and

         (3) with respect to the Sections of the Loan Agreement set forth below and the covenants contained therein, Borrower is in full compliance unless otherwise indicated.

Section and Covenant                                         In Full Compliance           Not in Compliance

6.1     Legal Existence; Good Standing                              |_|                            |_|

6.2     Inspection                                                  |_|                            |_|

6.3      Financial Statements and Other Information
        6.3.1     Quarterly Statements                              |_|                            |_|

        6.3.2     Annual Statements                                 |_|                            |_|

        6.3.3     Compliance Certificate                            |_|                            |_|

        6.3.4     Audit Report                                      |_|                            |_|

        6.3.5     Notice of Defaults; Loss                          |_|                            |_|

                                       59


        6.3.6     Notice of Suits; Adverse Events                   |_|                            |_|

        6.3.7     Reports to Shareholders, Creditors                |_|                            |_|
                  and Governmental Bodies

        6.3.8     ERISA Notices and Requests                        |_|                            |_|

        6.3.9     Other Information                                 |_|                            |_|

6.4     Reports to Governmental Bodies and Other Persons            |_|                            |_|

6.5     Maintenance of Licenses and Franchise Agreements            |_|                            |_|

6.6     Insurance

        6.6.1     Maintenance of Insurance                          |_|                            |_|

        6.6.2     Claims and Proceeds                               |_|                            |_|

6.7      Environmental Matters
        6.7.1     Compliance                                        |_|                            |_|

        6.7.2     Environmental Audit                               |_|                            |_|

6.8     Compliance with Laws                                        |_|                            |_|

6.9     Taxes and Claims                                            |_|                            |_|

6.10    Maintenance of Properties                                   |_|                            |_|

6.11    Governmental Approvals                                      |_|                            |_|

6.12    Payment of Indebtedness                                     |_|                            |_|

7.1     Borrowing |_|                                               |_|

7.2     Liens                                                       |_|                            |_|

                                       60

7.3     Merger and Acquisition                                      |_|                            |_|

7.4     Contingent Liabilities                                      |_|                            |_|

7.5     Dividends and Distributions                                 |_|                            |_|

7.6     Equipment Leases                                            |_|                            |_|
7.7     Investments and Loans                                       |_|                            |_|

7.8     Fundamental Business Changes                                |_|                            |_|

7.9     Facility Sites                                              |_|                            |_|

7.10    Sale or Transfer of Assets                                  |_|                            |_|

7.11    Amendment of Certain Agreements                             |_|                            |_|

7.12    Transactions with Affiliates                                |_|                            |_|

7.13    Compliance with ERISA                                       |_|                            |_|

7.14     Borrower Fixed Charge Coverage Ratio                       |_|                            |_|
         (See Schedule 1 for supporting calculations)
7.15     Guarantor Fixed Charge Coverage Ratio                      |_|                            |_|
         (See Schedule 1 for supporting calculations)

         With respect to any item identified above as not being in compliance, the undersigned has attached and certifies as to the accuracy of statements specifying the violation, condition, or events which result in such non-compliance, the nature and status thereof, and the actions which Borrower proposes to take with respect thereto to bring Borrower into full compliance with the Loan Agreement.

         The foregoing certifications are made by Fred Dreibholz, in his capacity as the acting Chief Financial Officer of Borrower, from his personal knowledge, after due inquiry and with full knowledge that FINOVA will rely thereon. This Certificate is given pursuant to and in compliance with subsection
6.3.3 of the Loan Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate on this 21st day of April, 2000.

                                       CHAMPPS OPERATING CORPORATION,
                                       a Minnesota corporation
                                   By: /s/ William H. Baumhauer
                                       William H. Baumhauer
                                       President

                                   Schedule 1

                      Borrower Fixed Charge Coverage Ratio


    For ________________________ ended on _________________________________
       (Indicate fiscal period)          (Indicate date of financial statements)




                      Guarantor Fixed Charge Coverage Ratio


    For ________________________ ended on _________________________________
       (Indicate fiscal period)          (Indicate date of financial statements)

                                  EXHIBIT 2.2.1

                                FINANCEABLE COSTS

I. LOMBARD PROPERTY: The following categories constitute the financeable costs for the Lombard property.

A. Financeable Hard Costs (associated with fee simple real estate) include:

Land Cost
Building Costs
Site Improvements


B. Allowable Soft Costs include (see note below for non-financeable soft costs):

Tap Fees
Building Permits
Engineering Fees
Architectural Fees
Appraisal Fees
Soil Fees
Phase I Inspection Costs

C.       Equipment Costs include:

The invoice cost of the furniture, fixtures and equipment


Note: The following costs, as they relate to fee simple real estate, represent non-financeable soft costs:

Insurance
Franchise Fees
Legal Costs
Liquor Licenses
Construction Loan Interest
Pre-Opening Expenses
FINOVA Loan Points/FINOVA fees
Utilities
Contingency Costs



II.      EDEN PRAIRIE, MINNESOTA

         The Financeable Costs are equal to eighty percent (80%) of the Purchase Price, as set forth in the Section 3.1 of the Asset Purchase Agreement (Eden Prairie).

III.     MINNETONKA, MINNESOTA

         The Financeable Costs are equal to eighty percent (80%) of the Purchase Price, as set forth in Section 3.1 of the Asset Purchase Agreement (Minnetonka).

                                  EXHIBIT 5.3.1

                       (See Attached List of Subsidiaries)

                                  EXHIBIT 5.5.2

Location of Chief Executive Office:                Champps Operating Corporation
                                                   5619 DTC Parkway, Suite 1000
                                                   Englewood, Colorado 80111

Location of other Places of Business:              None

Location of Books and Records:                     Champps Operating Corporation
                                                   5619 DTC Parkway, Suite 1000
                                                   Englewood, Colorado 80111

                                                   8010 Glen Lane
                                                   Eden Prairie, MN 55305

                                                   1641 Plymouth Road
                                                   Minnetonka, MN 55305

                                                   2301 Fountain Square Drive
                                                   Lombard, IL 60148

Locations of All Tangible Collateral:              8010 Glen Lane
                                                   Eden Prairie, MN 55305

                                                   1641 Plymouth Road
                                                   Minnetonka, MN 55305

                                                   2301 Fountain Square Drive
                                                   Lombard, IL 60148

                                  EXHIBIT 5.5.3
                               Leased Store Leases

                                   ARTICLE 12.

Eden Prairie: That certain Lease dated June 24, 1998, as amended by First by and between Prairie Entertainment Associates, a Minnesota general partnership, as Lessor, and Prairie Restaurant Group, Inc., a Minnesota corporation, as Lessee.

                                   ARTICLE 13.

Minnetonka:
         a. That certain Lease Agreement dated June 2, 1989 by and between CSM Bonaventure Limited Partnership, as ultimate successor in interest to Bonaventure Associates Limited Partnership, as Lessor, and Breagan Investment Group, Inc., a Minnesota corporation, as ultimate successor in interest to Champps of Minnetonka, Inc, as Lessee.

         b. That certain Office Lease Agreement dated February 5, 1990 by and between CSM Bonaventure Limited Partnership, as ultimate successor in interest to Welsh Companies, as Lessor, and Breagan Investment Group, Inc., a Minnesota corporation, as ultimate successor in interest to Champps of Minnetonka, Inc, as Lessee.

         c. That certain Bakery Lease Agreement dated November 24, 1992 by and between CSM Bonaventure Limited Partnership, as ultimate successor in interest to CSM Investors, Inc., as Lessor and Breagan Investment Group, Inc., a Minnesota corporation, as ultimate successor in interest to Champps of Minnetonka, Inc, as Lessee.

                                  EXHIBIT 5.5.4

                                    LICENSES

                                  EXHIBIT 5.5.5

                              OPERATING AGREEMENTS

                                   EXHIBIT 5.6
                         Indebtedness for Borrowed Money



None.

                                   EXHIBIT 5.7

                              FINANCIAL STATEMENTS

                                   EXHIBIT 5.8

                                   LITIGATION

None.

                                 EXHIBIT 5.20.1

                  COLLECTIVE BARGAINING AGREEMENTS; GRIEVANCES


None.

                                  EXHIBIT 6.6.1

                      (See Attached Coverage Requirements)

                                  EXHIBIT 2.2.1

                                FINANCEABLE COSTS



I. LOMBARD PROPERTY: The following categories constitute the financeable costs for the Lombard property.

A. Financeable Hard Costs (associated with fee simple real estate) include:

Land Cost
Building Costs
Site Improvements


B. Allowable Soft Costs include (see note below for non-financeable soft costs):

Tap Fees
Building Permits
Engineering Fees
Architectural Fees
Appraisal Fees
Soil Fees
Phase I Inspection Costs

C.       Equipment Costs include:

The invoice cost of the furniture, fixtures and equipment

Note: The following costs, as they relate to fee simple real estate, represent non-financeable soft costs:

Insurance
Franchise Fees
Legal Costs
Liquor Licenses
Construction Loan Interest
Pre-Opening Expenses
FINOVA Loan Points/FINOVA fees

Utilities
Contingency Costs

II.      EDEN PRAIRIE, MINNESOTA

         The Financeable Costs are equal to eighty percent (80%) of the purchase price, as set forth in the Asset Purchase Agreement for the Eden Prairie property.

III.     MINNETONKA, MINNESOTA

         The Financeable Costs are equal to eighty percent (80%) of the purchase price, as set forth in the Asset Purchase Agreement for the Minnetonka property.

                                  EXHIBIT 5.3.1

                       (See Attached List of Subsidiaries)

                                  EXHIBIT 5.5.2

Location of Chief Executive Office:                Champps Operating Corporation
                                                   5619 DTC Parkway, Suite 1000
                                                   Englewood, Colorado 80111

Location of other Places of Business:              None

Location of Books and Records:                     Champps Operating Corporation
                                                   5619 DTC Parkway, Suite 1000
                                                   Englewood, Colorado 80111

                                                   8010 Glen Lane
                                                   Eden Prairie, MN 55305

                                                   1641 Plymouth Road
                                                   Minnetonka, MN 55305

                                                   2301 Fountain Square Drive
                                                   Lombard, IL 60148

Locations of All Tangible Collateral:              8010 Glen Lane
                                                   Eden Prairie, MN 55305

                                                   1641 Plymouth Road
                                                   Minnetonka, MN 55305

                                                   2301 Fountain Square Drive
                                                   Lombard, IL 60148

                                  EXHIBIT 5.5.3
                               Leased Store Leases

1. Eden Prairie: That certain Lease dated June 24, 1998, as amended by First by and between Prairie Entertainment Associates, a Minnesota general partnership, as Lessor, and Prairie Restaurant Group, Inc., a Minnesota corporation, as Lessee.

2.       Minnetonka:
        a. That certain Lease Agreement dated June 2, 1989 by and between CSM Bonaventure Limited Partnership, as ulimate successor in interest to Bonaventure Associates Limited Partnership, as Lessor, and Bregean Investment Group, Inc., a Minnesota corporation, as ultimate successor in interest to Champps of Minnetonka, Inc, as Lessee.

         b. That certain Office Lease Agreement dated February 5, 1990 by and between CSM Bonaventure Limited Partnership, as ultimate successor in interest to Welsh Companies, as Lessor, and Bregean Investment Group, Inc., a Minnesota corporation, as ultimate successor in interest to Champps of Minnetonka, Inc, as Lessee.

         c. That certain Bakery Lease Agreement dated November 24, 1992 by and between CSM Bonaventure Limited Partnership, as ulimate successor in interest to CSM Investors, Inc., as Lessor and Bregean Investment Group, Inc., a Minnesota corporation, as ultimate successor in interest to Champps of Minnetonka, Inc, as Lessee.

                                   EXHIBIT 5.6
                         Indebtedness for Borrowed Money



None.

                                 EXHIBIT 5.20.1
                  Collective Bargaining Agreements: Grievances


None.

                                  EXHIBIT 6.6.1

                      (See Attached Coverage Requirements)

                                   EXHIBIT 5.8

                                   LITIGATION

None.